Exhibit 99.4

THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THE TERMS OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE FEDERAL, STATE OR FOREIGN SECURITIES LAWS. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF THE INTERESTS IS RESTRICTED AS PROVIDED IN THIS AGREEMENT.

LIMITED LIABILITY COMPANY AGREEMENT

of

ENVIVA, LLC

dated as of

December 6, 2024

-i-

-ii-

Schedule 1	Initial Managers and Initial Officers
Schedule 2	Initial Members
Schedule 3	Competitors

-iii-

Table of Contents
(continued)

Page

Exhibit A	Form of Registration Rights Agreement
Exhibit B	MIP Term Sheet

-iv-

LIMITED LIABILITY COMPANY AGREEMENT
OF
ENVIVA, LLC

This Limited Liability Company Agreement (as amended and/or restated from time to time, this “Agreement”) of Enviva, LLC, a Delaware limited liability company (the “Company”) is made and entered into as of December 6, 2024 (“Effective Date”), by and among (i) the Company, (ii) the initial Members receiving Units pursuant to the Plan of Reorganization or pursuant to the Management Incentive Plan as of the Effective Date, (iii) any Person who shall hereafter become a party hereto, and a member of the Company, as set forth herein (each Person in clauses (ii) and (iii), each solely in such Person’s capacity as a member of the Company, a “Direct Owner”, and collectively, the “Direct Owners”), and (iv) any other Person who shall hereafter become or be deemed to become a party hereto as a Beneficial Owner (but not as a Direct Owner) as set forth herein (such Beneficial Owners, together with the Direct Owners, collectively, the “Owners”). If Cede & Co. (as defined below) acquires any LLC Interests as of the Effective Date or thereafter, Cede & Co. shall be admitted as a member of the Company pursuant to Section 3.1 (Cede & Co. and each Direct Owner, a “Member”, and collectively, the “Members”).

RECITALS:

WHEREAS, Enviva Inc., a Delaware corporation (“Prior Enviva”) and certain of its Affiliates proposed that certain Amended Joint Chapter 11 Plan of Reorganization of Enviva Inc. and Its Debtor Affiliates [Docket No. 1150] (as may be amended, supplemented, or otherwise modified from time to time, including all exhibits, schedules, supplements, appendices, annexes, and attachments thereto, the “Plan of Reorganization”) dated as of October 4, 2024, which was filed with the United States Bankruptcy Court for the Eastern District of Virginia (Alexandria Division) (the “Bankruptcy Court”) on October 4, 2024;

WHEREAS, on November 14, 2024, the Bankruptcy Court entered the Order Confirming the First Amended Joint Chapter 11 Plan of Reorganization of Enviva Inc. and its Debtor Affiliates, [Docket No. 1393] (the “Confirmation Order”), confirming the Plan of Reorganization;

WHEREAS, the effective date of the Plan of Reorganization occurred on the Effective Date;

WHEREAS, Prior Enviva was formed as a corporation and was governed by the certificate of incorporation of Prior Enviva originally filed with the Secretary of State of the State of Delaware on December 27, 2021, and the bylaws of Prior Enviva, most recently amended as of November 2, 2022;

WHEREAS, pursuant to the Plan of Reorganization, a certificate of conversion (the “Certificate of Conversion”) was filed with the Secretary of State of the State of Delaware on the Effective Date pursuant to which Prior Enviva was converted from a Delaware corporation to a Delaware limited liability company, effective subsequent to the consummation of the Rights Offering (as defined in the Plan of Reorganization) and cancellation and extinguishment of all Existing Equity Interests in Prior Enviva pursuant to the Plan of Reorganization (the “Conversion” and such date, the “Conversion Date”);

WHEREAS, the certificate of formation (as amended and/or restated from time to time, the “Certificate of Formation”) of the Company was filed simultaneously with the Certificate of Conversion with the Secretary of State of the State of Delaware on the Effective Date, which certificate sets forth the information required by Section 18-201 of the Delaware Limited Liability Company Act, as amended or superseded from time to time (the “Act”);

WHEREAS, the Owners party hereto as of the Effective Date have each been issued Units (as hereinafter defined) either as a direct registered holder or as a holder of Beneficial Interests (as defined below), as applicable, pursuant to the Plan of Reorganization and confirmed, approved and authorized by the Confirmation Order, or pursuant to the Management Incentive Plan;

WHEREAS, as of the Effective Date (but after the Conversion), each Person entitled to be issued Units pursuant to the terms of the Plan of Reorganization and the Confirmation Order and each Person to whom Units are issued under the Management Incentive Plan is deemed to be a party to, and bound by, this Agreement, regardless of whether such Person has delivered an executed signature page hereto;

WHEREAS, all Persons who after the date hereof are issued LLC Interests (or Beneficial Interests in respect of newly issued LLC Interests, as applicable) or receive LLC Interests (or Beneficial Interests, as applicable) pursuant to a Transfer from an existing Owner shall be deemed to be parties to this Agreement without the need to sign a Joinder to this Agreement (subject to Section 9.6(c)); and

WHEREAS, the Owners desire to establish in this Agreement certain rights and obligations of the parties relating to the governance of the Company and certain other matters, as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, effective as of the Effective Date, the parties hereby enter into this Agreement in order to set forth certain agreements and understandings regarding the Company:

Article I
Definitions and Rules of Construction

Section 1.1            Definitions. As used in this Agreement, the following terms shall have the following meanings:

“3% Holder” means, subject to Section 1.3, any Member or Owner who when aggregated with the holdings of its Affiliates, holds 3% or more of the outstanding Units, provided, that if the holdings of such Owner and its Affiliates are aggregated for the purposes of this definition, except if all of such Owner and its Affiliates take action as the 3% Holder, the Owner who alone holds the greatest percentage of outstanding Units as between the Owner and its Affiliates shall be the 3% Holder for the purposes of this definition and its Affiliates shall not separately be considered to be 3% Holders.

“6.75% Holder” means, subject to Section 1.3, any Member or Owner who when aggregated with the holdings of its Affiliates, holds 6.75% or more of the outstanding Units, provided, that if the holdings of such Owner and its Affiliates are aggregated for the purposes of this definition, except if all of such Owner and its Affiliates take action as the 6.75% Holder, the Owner who alone holds the greatest percentage of outstanding Units as between the Owner and its Affiliates shall be the 6.75% Holder for the purposes of this definition and its Affiliates shall not separately be considered to be 6.75% Holders.

“Accelerated Buyer” has the meaning set forth in Section 3.4(e).

“Accelerated Sale Notice” has the meaning set forth in Section 3.4(e).

“Accredited Investor” means an accredited investor as defined in Regulation D promulgated under the Securities Act.

“Act” has the meaning set forth in the recitals.

“Affiliate” means, with reference to a specified Person, a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person, including any venture capital, hedge fund, mutual fund, private equity or other investment fund or account that is Controlled by one or more general partners or managing members of, or shares the same management company, investment advisor or manager (or similar entity with discretionary authority) with, such Person, but excluding any “portfolio company” (as such term is customarily understood by investment professionals) that is Controlled by any such venture capital, hedge fund, private equity or other investment fund or account, and the term “Affiliated” shall have the correlative meaning. The Company and its Subsidiaries and Controlled Affiliates shall not be considered Affiliates of any Member or any Owner or of any Member’s Affiliates or Owner’s Affiliates for purposes of this Agreement.

“Agreement” has the meaning set forth in the preamble.

“AIP” means A-ENV Funding LP and its Related Persons.

“AIP Manager” has the meaning set forth in Section 6.2(b).

“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any Governmental Authority applicable to such Person.

“Asset Sale” has the meaning assigned to such term in the definition of Company Sale.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

“Bankruptcy Court” has the meaning set forth in the recitals.

“Beneficial Interest” means, with respect to any Beneficial Owner, the securities entitlement held by such Beneficial Owner in the LLC Interests it Beneficially Owns.

“Beneficial Owner” means, if applicable, any Person owning a securities entitlement with respect to LLC Interests registered to Cede & Co. (or such other nominee as may be selected by DTC), as nominee for DTC, which securities entitlement is held directly or indirectly (disregarding the third sentence of Section 3.1(a)) through the book-entry system maintained by DTC and DTC Participants and which securities entitlement has not been credited to any other Person’s securities account, each solely in such Person’s capacity as a beneficial owner of LLC Interests of the Company. “Beneficially Owns” and “Beneficial Ownership” shall have the correlative meanings.

“Board” has the meaning set forth in Section 6.2(a).

“Board Observer” has the meaning set forth in Section 6.7.

“Board Committee” has the meaning set forth in Section 6.2(h).

“Board of Managers” has the meaning set forth in Section 6.2(a).

“Business Day” means any day other than (a) Saturday and Sunday in New York, New York, and (b) any other day on which banks located in New York, New York are authorized or required to close.

“Cede & Co.” means Cede & Co., as nominee for DTC, or such other nominee as may be selected by DTC, as nominee for DTC, which will be the registered holder of the LLC Interests under this Agreement on behalf of any Beneficial Owners.

“CEO Manager” has the meaning set forth in Section 6.2(a).

“Certificate of Conversion” has the meaning set forth in the recitals.

“Certificate of Formation” has the meaning set forth in the recitals.

“Chairman” has the meaning set forth in Section 6.2(g).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Company” has the meaning set forth in the preamble.

“Company Insider” means (a) each Manager, officer, Board Observer and employee of the Company and their Affiliates and (b) Members and Owners that are Affiliated with, or have otherwise designated, a Manager or Board Observer unless the Member or Owner has in place information wall policies that restrict the sharing of information between such Manager or Board Observer, on the one hand, and the Persons responsible for making trading decisions, on the other hand.

“Company Preemptive Offer Notice” has the meaning set forth in Section 3.4(c).

“Company Sale” means (i) the occurrence of a merger, consolidation, division, share exchange, business combination or other sale involving the Company and its Subsidiaries or similar corporate transaction involving the Company and its Subsidiaries, whether or not the Company is the surviving entity in any such transaction, other than a transaction which would result in the voting power of the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or owning entity) a majority of the voting power of the securities of the Company or such surviving or owning entity immediately after such transaction (any transaction referred to in this clause (i), a “Business Combination”), (ii) any Transfer of all (but not less than all) of the outstanding LLC Interests in any transaction or series of related transactions (any transaction or series of related transactions referred to in this clause (ii), a “LLC Interest Sale”) or (iii) any direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries followed by a distribution of the proceeds (“Asset Sale”).

“Competitor” means (i) any Person that owns or operates assets primarily used in, or that designs, develops, produces, provides, offers for sale or sells products or services in, the wood pellet industry (collectively, “Wood Pellet Companies”) or any Affiliate of such Person, (ii) any Person (together with its Related Persons) that directly or indirectly (A) holds equity interests in any Wood Pellet Company where such equity interests collectively represent greater than 33% of the asset value, or account for greater than 33% of the revenue of, such Person, or (B) Controls any Wood Pellet Company, (iii) the competitors to the Company or any of its Subsidiaries listed on Schedule 3 hereto, along with any Affiliate thereof, as the same may be updated from time to time by the Board or (iv) any other Person as determined from time to time and posted to the Datasite that the Board determines in good faith poses a material competitive risk to the Company or any of its Subsidiaries, along with any Affiliate thereof; provided, that (1) in the case of clause (i), no Person who has a passive interest of less than 5% in a Wood Pellet Company shall be deemed to be a Competitor of the Company so long as such Person is not involved in the management of or otherwise provides advice or services to such Wood Pellet Company and has not designated, or does not have the right to designate, any member or non-voting observer of the board of directors (or similar governing body) of such Wood Pellet Company, (2) in the case of clauses (i) or (ii), the Board (excluding the vote of any Manager appointed by, or otherwise affiliated with, a Competitor (as defined without giving effect to this proviso)) may determine in good faith that a Person that would be a Competitor pursuant to the foregoing clauses (i) or (ii) shall be deemed to not be a Competitor, notwithstanding clauses (i) or (ii) of this definition and (3) a Member or Owner that is a venture capital, private equity or other investment fund shall not be deemed to be a Competitor as a result of the fact that it directly or indirectly Controls a “portfolio company” (as such term is customarily understood by investment professionals) (in such capacity, a “Sponsor”) that is a Wood Pellet Company so long as such Member or Owner has a policy that restricts the sharing or use of Confidential Information of the Company with or for the benefit of such Wood Pellet Company; provided, however, that a Sponsor shall be deemed a Competitor if it does not maintain such a policy (or does not abide by the policy in practice) and such Sponsor otherwise meets the criteria in this definition.

“Confidential Information” means all confidential or proprietary information about the Company, its direct and indirect Subsidiaries or any of their respective businesses, including financial statements, reports, and the terms (but not the existence) of this Agreement, and any confidential or proprietary information about the Company, its Subsidiaries or any of their respective businesses to which an Owner or Member is provided access. Notwithstanding the foregoing, Confidential Information shall not include any information that (i) is generally available, or is made generally available, to the public other than as a result of a direct or indirect disclosure by the relevant Owner or Member in violation of the confidentiality obligations under this Agreement, or (ii) becomes available to the relevant Owner or Member on a non-confidential basis without breaching any confidentiality obligations to the Company or its Subsidiaries from a source other than the Company or any of its Subsidiaries, or any of their respective Representatives, successors or assigns.

“Confirmation Order” has the meaning set forth in the recitals.

“Control”, “Controls” or “Controlled” means in the case of any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies and/or decision making of such Person, whether through the ownership of voting securities, by contract, operation of law or otherwise.

“Conversion” has the meaning set forth in the recitals.

“Convertible Securities” has the meaning assigned to such term in the definition of Equity Securities.

“Conversion Date” has the meaning set forth in the recitals.

“Covered Person” means (i) each manager, director or officer of the Company or any of its Subsidiaries and each former manager, director or officer of the Company or any of its Subsidiaries, (ii) each Owner and each Member and each former Owner and former Member, and each of their respective Representatives and (iii) to the extent Cede & Co. is admitted as a Member of the Company pursuant to Section 3.1, Cede & Co. and each employee, authorized signatory, partner, member, manager, agent or other Representative of Cede & Co. or of an Affiliate of Cede & Co., as applicable.

“Credit Agreement” means that certain Exit Credit Agreement, dated as of December 6, 2024, among the Company, the guarantors party thereto from time to time, Seaport Loan Products LLC, as co-Administrative Agent, Acquiom Agency Services LLC as Co-Administrative Agent and Collateral Agent and the lenders party thereto from time to time, as may be amended, restated, supplemented, waived or otherwise modified from time to time, and including any credit agreement entered into in replacement thereof.

“Cyrus/Keyframe” means each of Cyrus Capital Partners, L.P. and Keyframe Capital Partners, L.P. and their respective Related Persons, including for avoidance of doubt Artystone Master Fund, L.P.

“Cyrus/Keyframe Manager” has the meaning set forth in Section 6.2(b).

“Datasite” has the meaning set forth in Section 11.1(d).

“Debt Instruments” means, with regard to any Person, debt obligations for borrowed money (whether evidenced by loans, bonds, debentures, notes or similar instruments of indebtedness for borrowed money). For the avoidance of doubt, “Debt Instruments” does not include any (i) Convertible Securities, (ii) seller financing or deferred purchase price in connection with any acquisition transaction or (iii) trade payables.

“Depository” or “DTC” shall mean The Depository Trust Company, New York, New York, or such other depository of LLC Interests as may be selected by the Company as specified herein.

“Depository Agreement” means any Blanket Issuer Letter of Representations or other similar document (including any riders thereto) as may be issued by the Company to DTC for the purpose of procuring depository services from DTC, as the same may be amended or supplemented from time to time.

“Designation Rights” means the Manager designation rights pursuant to Section 6.2(a) and Section 6.2(b).

“Direct Owner” has the meaning set forth in the preamble. For the avoidance of doubt, each Direct Owner is a Member of the Company.

“Dissolution Event” has the meaning set forth in Section 12.1.

“Distribution Requirements” has the meaning set forth in Section 3.1(c).

“Drag-Along Agents” has the meaning set forth in Section 9.4.

“Drag-Along Rights” has the meaning set forth in Section 9.4.

“Drag-Along Sale” has the meaning set forth in Section 9.4.

“Drag-Along Sale Notice” has the meaning set forth in Section 9.4.

“Drag-Along Sellers” has the meaning set forth in Section 9.4.

“Dragged Person” has the meaning set forth in Section 9.4.

“Dragging Seller” has the meaning set forth in Section 9.4.

“DTC Participants” means, if applicable, collectively, the participants for which DTC holds LLC Interests and provides asset servicing in respect of the LLC Interests.

“Effective Date” has the meaning set forth in the preamble.

“Equity Securities” means (i) any LLC Interests, capital stock, partnership, membership or limited liability company interests or other equity interests (including other classes, groups or series thereof having such relative rights, powers, duties, obligations and liabilities as may from time to time be established by the Board or other relevant governing body, including rights, powers, duties, obligations and liabilities different from, senior to or more favorable than existing classes, groups and series of LLC Interests, capital stock, partnership, membership or limited liability company interests or other equity interests, and including any profits interests), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into LLC Interests, capital stock, partnership, membership or limited liability company interests or other equity interests (collectively, “Convertible Securities”), and (iii) warrants, options or other rights to purchase or otherwise acquire LLC Interests, capital stock, partnership, membership or limited liability company interests or other equity interests (collectively, “Options”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time of reference.

“Extraordinary Resolution” has the meaning set forth in Section 6.4(a).

“Fiscal Year” has the meaning set forth in Section 4.1.

“Global Security” means, if applicable, any global certificate or certificates issued to DTC as may be provided for in the Depository Agreement, each of which shall be in a form mutually agreed by the Company and DTC.

“Governmental Authority” means any U.S. or non-U.S. federal, state, county, local or municipal government (or similar authority), or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal.

“Held of Record” or “held of record” shall have the same definition as set forth in Rule 12g5-l under the Exchange Act, or any successor provision. “Holder of Record” and “Holders of Record” (including when such terms are used without capitalization) shall have correlative meanings.

“Holder Preemptive Acceptance Notice” has the meaning set forth in Section 3.4(c).

“Indemnified Losses” has the meaning set forth in Section 10.3(a).

“Independent” means any Manager: (x) who is not: (i) the CEO Manager, the AIP Manager or the Cyrus/Keyframe Manager; (ii) an employee of the Company or any of its Subsidiaries; or (iii) an employee or Affiliate of any Member or any of their respective Affiliates; and (y) whom the Board has not otherwise determined (by a majority vote of the Managers excluding the applicable Manager) to have a personal or professional relationship that would materially interfere with the exercise of independent judgment in carrying out the responsibilities of a Manager.

“Indirect Participants” means, if applicable, collectively, any U.S. and non-U.S. securities, brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“Initial Awards” means the restricted stock unit awards granted or reserved for grant pursuant to the Management Incentive Plan and in accordance with the MIP Term Sheet as of the Effective Date, to the recipients and in the amounts set forth therein.

“Initial Term” has the meaning set forth in Section 6.2(a).

“Insider Trading Policy” has the meaning set forth in Section 11.1(f).

“IPO” means an (i) an initial direct listing of the Company common equity that results in such Company common equity being listed on the New York Stock Exchange or the Nasdaq Stock Market LLC, (ii) an underwritten offering which is an initial public offering of the Company common equity pursuant to an effective Registration Statement filed under the Securities Act that results in such Company common equity being listed on the New York Stock Exchange or the Nasdaq Stock Market LLC (which excludes, among others, a registration of the Company common equity (A) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee equity plan or other employee benefit arrangement), (B) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 or any successor rule thereto), or (C) in connection with any dividend reinvestment or similar plan), or (iii) the closing of a business combination (in the form of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination) with or into a special purpose acquisition company or “blank-check” company (or a subsidiary thereof) (collectively, a “SPAC”) after which the Company common equity, the common equity of the SPAC or a subsidiary thereof, or any other successor entity are listed on the New York Stock Exchange or the Nasdaq Stock Market LLC.

“Joinder” means a written undertaking in customary form pursuant to which a Member or Owner, as applicable, acknowledges and agrees that such Member or Owner is bound by the terms and conditions of this Agreement, including making the applicable representations and warranties set forth in Section 8.1.

“LLC Interests” means the limited liability company interests in the Company, including the Units and any other limited liability company interests in the Company issued in accordance with the terms set forth in Article III.

“Malfeasance” means, with respect to any Covered Person, bad faith, fraud, willful misconduct or knowing violation of law of such Covered Person, or material breach of this Agreement by such Covered Person; provided that actions by the officers of the Company or any subsidiary at the express direction of the Board shall not constitute Malfeasance.

“Management Incentive Plan” means the management equity incentive plan providing for the grant and issuance of LLC Interests and equity-based awards with respect to the LLC Interests to certain officers, Managers and other members of management of the Company. Other than the grant of Unit-based Awards on or as soon as practicable following the Effective Date which have been granted in a manner consistent with the MIP Term Sheet, the details regarding the Management Incentive Plan and the awards (and terms and conditions) thereof under the Management Incentive Plan to certain officers, Managers and other members of management under the Management Incentive Plan will be determined by the Board after the Effective Date, in a manner consistent with the terms of the MIP Term Sheet.

“Manager” has the meaning set forth in Section 6.2(a).

“Member” has the meaning set forth in the preamble.

“Minority Manager” has the meaning set forth in Section 6.2(a).

“MIP Term Sheet” means the term sheet attached hereto as Exhibit B.

“MNPI” has the meaning set forth in Section 11.1(g).

“Non-Employee Person” has the meaning set forth in Section 10.2.

“Notice” has the meaning set forth in Section 13.3.

“Offered Securities” has the meaning set forth in Section 3.4(a).

“Options” has the meaning assigned to such term in the definition of Equity Securities.

“Owner” has the meaning set forth in the preamble.

“Owner Group” means, collectively, an Owner together with its Related Persons.

“Ownership Statement” has the meaning set forth in Section 3.1(d).

“Person” means any individual or entity, including any exempted company, exempted limited partnership, private limited company, corporation, partnership, limited partnership, limited liability company, trust, charitable trust or other legal entity, whether organized in the United States or another jurisdiction, or any unincorporated association, or Governmental Authority.

“Permitted Transfer” has the meaning set forth in Section 9.1(a).

“Passive Dilution Event” means: (i) the issuance of new Units pursuant to the Management Incentive Plan; or (ii) any issuance that is exempt from the preemptive rights set out in Section 3.4.

“Plan of Reorganization” has the meaning set forth in the recitals.

“Preemptive Rights Holder” has the meaning set forth in Section 3.4(a).

“Preemptive Rights Percentage” has the meaning set forth in Section 3.4(a).

“Prior Enviva” has the meaning set forth in the recitals.

“Prospective Buyer” shall mean any Person proposing to purchase or otherwise acquire LLC Interests from a Tag-Along Seller.

“Prospective Drag Purchaser” has the meaning set forth in Section 9.4.

“Registration Rights Agreement” means the Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

“Related Party” means (i) any Person (together with its Related Persons) directly or indirectly owning, controlling or holding the power to vote (including pursuant to a contract, agreement, arrangement or other understanding) 9.5% or more of the outstanding Units or other Equity Securities of the Company, or any officer, director or Affiliate of any such Person or such Person’s Related Persons, (ii) any officer or Manager (or equivalent) of the Company or any of its Subsidiaries or any Affiliate of any of the foregoing Persons, or (iii) any members of the “immediate family” (as such terms are respectively defined in Rule 16a-1 of the Securities Exchange Act of 1934) of any of the Persons referenced in clauses (i) or (ii).

“Related Party Transaction” means any contract, agreement, transaction or other arrangement (whether written or unwritten) between the Company or any of its Subsidiaries, on the one hand, and any Related Party, on the other hand; provided, that it shall not include any contract, agreement, transaction or other arrangement that is solely between the Company and/or any one or more of its wholly-owned Subsidiaries.

“Related Persons” means, with respect to a Person, and without duplication, such Person’s Affiliates.

“Representatives” means, with respect to any Person, such Person’s Affiliates, and the managers, partners, shareholders, members, trustees, investors, potential investors, officers, employees, agents, counsel, advisors, directors, auditors, custodians, contractors, engineers and similar representatives of such Person and its Affiliates. For purposes of this Agreement, any Owners that are not otherwise Representatives apart from their status as Owners shall be deemed not to be Representatives of one another.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Secondary Indemnitors” has the meaning set forth in Section 10.3(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time of reference.

“SPAC” has the meaning set forth in the definition of IPO.

“Sponsor” has the meaning set forth in the definition of Competitor.

“Subsidiary” means, with respect to any Person, any other Person that is Controlled, directly or indirectly, by such Person. Unless the context indicates otherwise, “Subsidiary” refers to a Subsidiary of the Company. For the avoidance of doubt, neither the Company nor its Subsidiaries will be treated as a Subsidiary of any Owner or Member or any Affiliate of such Owner or Member.

“Subsidiary Governing Body” has the meaning set forth in Section 6.3.

“Tag-Along Notice” has the meaning set forth in Section 9.3(a)(i).

“Tag-Along Notice Period” has the meaning set forth in Section 9.3(b).

“Tag-Along Offer” has the meaning set forth in Section 9.3(a)(i).

“Tag-Along Offeree” has the meaning set forth in Section 9.3(a)(i).

“Tag-Along Response Notice” has the meaning set forth in Section 9.3(b).

“Tag-Along Right” has the meaning set forth in Section 9.3(b).

“Tag-Along Sale” has the meaning set forth in Section 9.3(a).

“Tag-Along Seller” has the meaning set forth in Section 9.3(a).

“Tagging Person” has the meaning set forth in Section 9.3(a)(ii).

“Total Effective Date Units” means, with respect to an Owner Group, the number of Units held by such Owner Group as of the Effective Date as adjusted for Unit splits, Unit dividends or other distributions on account of any Units, any reverse split or any recapitalization, reorganization or reclassification of the Units, in each case, after the Effective Date.

“Transfer” means a transfer by any Person of the LLC Interests in any form, including pursuant to a sale, assignment, conveyance, pledge, encumbrance, hypothecation or other disposition of all or any part of a LLC Interest or any interest therein (including pursuant to any direct or indirect participation right, total return swap or other arrangement that transfers an economic interest in the LLC Interests). For the avoidance of doubt, if applicable, the term “Transfer” shall include a transfer of a securities entitlement with respect to LLC Interests held through DTC from one Beneficial Owner to another Beneficial Owner (other than a Related Party of the transferring Beneficial Owner) or, for purposes of Section 9.1(b), the division of ownership between multiple Indirect Participants. The term “Transfer” will include a direct or indirect transfer (or series of related direct or indirect transfers) of any interest in an Owner if such transfer results in a change of control of the Owner. “Transferred” and “Transferring” shall have the correlative meanings.

“Transfer Costs” has the meaning set forth in Section 9.6(d).

“Transfer Notice” has the meaning set forth in Section 9.6(c).

“Units” has the meaning set forth in Section 3.2(b).

“Voting Power” has the meaning set forth in Section 3.8.

“Wood Pellet Company” has the meaning set forth in the definition of Competitor.

Section 1.2            Interpretation. All references herein to “Articles,” “Sections” and “Paragraphs” shall refer to corresponding provisions of this Agreement. All Exhibits, Annexes and Schedules annexed or attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent in writing and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Any references to a statute include the rules and regulations promulgated thereunder in effect from time to time. References to a Person are also to its permitted successors and assigns. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The term “good faith” as used in this Agreement shall mean subjective good faith as understood under Delaware law. It is recognized that references to “Members and Owners”, “Members and Direct Owners” and similar references include an overlap of Persons.

Section 1.3            Ownership Calculation. For the purposes of determining the rights of each Owner by reference to such Owner’s percentage holding of Units from time to time pursuant to this Agreement, such percentage holding shall not be adjusted for a Passive Dilution Event. For the avoidance of doubt, (a) such deemed percentage holding shall only be reduced as a result of (i) the sale or Transfer of any Units held as at the date of this Agreement by the relevant Owner (or in the case of a transferee who signed a Joinder, the percentage that the transferor owned as of the date of this Agreement) or (ii) by an issuance that is not a Passive Dilution Event, and (b) such deemed percentage holding shall be increased as a result of the acquisition of additional Units by such Owner.

Article II
Organization

Section 2.1            Formation of Company. The formation of the Company as a limited liability company under the Act, and all actions taken by the person, as an “authorized person” of the Company within the meaning of the Act, who executed and filed the Certificate of Conversion and Certificate of Formation are hereby adopted and ratified. This Agreement constitutes the “limited liability company agreement” of the Company within the meaning of the Act. This Agreement shall govern the relationship of the Owners and the Members, except to the extent a provision of this Agreement is expressly prohibited under the Act, and shall be binding upon each Owner and Member (including a Person who becomes an Owner or Member pursuant to a Transfer permitted by this Agreement or pursuant to Section 3.1) whether or not such Owner or Member has executed this Agreement. If any provision of this Agreement is prohibited under the Act, this Agreement shall be considered amended to the least degree possible in order to make such provision effective under the Act. Each Manager or its designee is hereby designated as an “authorized person” of the Company within the meaning of the Act and is hereby authorized and directed to file any necessary amendments to the Certificate of Formation in the office of the Secretary of State of the State of Delaware and such other documents as may be required or appropriate under the Act or the laws of any other jurisdiction in which the Company may conduct business or own property. The LLC Interests and any other Equity Securities of the Company shall constitute personal property of the owner thereof for all purposes.

Section 2.2            Name. The name of the limited liability company is “Enviva, LLC”. The Board may change the name of the Company or adopt such trade or fictitious names for use by the Company as the Board may from time to time determine; provided such name contains the words “Limited Liability Company,” the abbreviation “L.L.C.” or the designation “LLC.” All business of the Company shall be conducted under such names and title to all assets or property owned by the Company shall be held in such names.

Section 2.3            Purpose. Subject to the other terms of this Agreement, as applicable, the purpose and nature of the business to be conducted by the Company shall be to engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that lawfully may be conducted by a limited liability company organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity.

Section 2.4            Powers. Subject to the other terms of this Agreement, as applicable, the Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.3. Notwithstanding anything in this Agreement to the contrary, nothing set forth herein shall be construed as authorizing the Company to take or engage in any action forbidden by law to a limited liability company organized under the laws of the State of Delaware.

Section 2.5            Principal Place of Business. The Company shall maintain an office and principal place of business at such place or places as the Board may determine from time to time.

Section 2.6            Registered Office and Registered Agent. The name and address of the Company’s registered agent for service of process shall be as set forth in the Certificate of Formation. The registered agent and the registered office of the Company may be changed from time to time by the Board in accordance with the Act.

Section 2.7            Term. The term of existence of the Company shall continue until the Company is terminated, dissolved or liquidated in accordance with this Agreement and the Act.

Section 2.8            No State-Law Partnership; Tax Status. The Members and Owners intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member or Owner be a partner or joint venturer of any other Member or Owner by virtue of this Agreement, and neither this Agreement nor any other document entered into by the Company, any Member or any Owner relating to the subject matter hereof shall be construed to suggest otherwise. The Members and Owners intend that the Company shall be treated as a corporation for U.S. federal and, if applicable, state or local income tax purposes. On the Conversion Date, the Company shall file an election on Internal Revenue Service Form 8832 to elect to be treated as a corporation for U.S. federal income tax purposes effective as of the Conversion Date, and the Company and its Members and Owners are authorized to take any and all actions in connection therewith. Each Member and Owner and the Company shall (i) file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and (ii) not take any action inconsistent with such treatment.

Section 2.9            Title to Company Assets. All Company assets, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Member or Beneficial Owner individually, shall have any direct ownership interest in such property.

Section 2.10            Non-Voting Equity Securities. The Company shall not issue any non-voting Equity Securities to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have such force and effect only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company; (ii) shall not have any further force or effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code; and (iii) may be amended or eliminated in accordance with Applicable Law as from time to time may be in effect.

Article III
Members; Beneficial Owners; Additional Owners; Units; Rights of Members

Section 3.1            Members; Beneficial Owners; Binding Nature of this Agreement. A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise acquires any LLC Interests in accordance with the provisions of this Article III and holds them directly in accordance with Section 3.2(c). A Person shall become bound by the terms of this Agreement as a Beneficial Owner if such Person purchases or otherwise acquires any LLC Interests and holds them indirectly in accordance with Section 3.2(c). For purposes of this Agreement, and except as the context otherwise requires, LLC Interests that are “held directly” are held by the Members, as the registered owners of the LLC Interests, and, if applicable, LLC Interests that are “held indirectly” are held through DTC, on behalf of the Beneficial Owners and similar terms such as “hold directly” or “hold indirectly” will be construed accordingly. Pursuant to the Plan of Reorganization and subject to Section 3.1(c) of this Agreement, each Person that is entitled to receive Units pursuant to the terms of the Plan of Reorganization is automatically deemed to be a party hereto as a Member or Beneficial Owner, as applicable as if, and with the same effect as if, such Person had delivered a duly executed counterpart signature page to this Agreement, in each case, without any further action by any party, provided, however, that nothing herein shall excuse parties, as applicable, from complying with the Distribution Requirements (as defined below) in order to receive Units under the Plan of Reorganization. For the avoidance of doubt, no further approval of the Board, any Member, any Beneficial Owner or any other Person shall be required with respect to the foregoing. Without limiting the foregoing, Cede & Co. shall automatically be admitted as a Member upon its acquisition of LLC Interests regardless of whether Cede & Co. signs this Agreement. As of the Effective Date and at the time of execution of this Agreement, the initial Members and their respective ownership are set forth in Schedule 2 hereto. For the avoidance of doubt, notwithstanding anything to contrary in Section 13.5, the Board shall have the right to amend or update Schedule 2 to reflect the admission of a new Member or any updates to the ownership of LLC Interests without the prior written consent of any other Person in accordance with the terms of this Agreement.

(a)        Each Person that becomes a Member or a Beneficial Owner after the Effective Date shall be automatically admitted as a Member or a Beneficial Owner, as applicable, upon such Person’s acquisition of LLC Interests (whether direct or indirect) without the need to execute this Agreement or a Joinder hereto, and shall have all the rights, and be subject to all the obligations, set forth in this Agreement with respect to Members and Beneficial Owners, as applicable, and as provided under the Act. The Company shall at all times make this Agreement available to each Member and Beneficial Owner on the Datasite and shall deliver or transmit a copy of this Agreement to a Member or Beneficial Owner upon written request, and each Person that becomes a Member or a Beneficial Owner after the Effective Date shall be deemed to have received this Agreement and to have made the representations and warranties set forth in Section 8.1.

(b)        Under the Plan of Reorganization, in order for a Person entitled to receive Units under the Plan of Reorganization to in fact receive those Units, such Person may be required to file a Proof of Claim (as defined in the Plan of Reorganization) and provide updated notice information as well as take certain other actions or provide certain additional information as set forth in the Plan of Reorganization (the “Distribution Requirements”). The following will apply with respect to any such Person who has not completed the Distribution Requirements as of the date hereof: (a) the Units to which such Person is entitled will be reserved, but not issued unless and until such Person (or its Representative) timely completes the Distribution Requirements, (b) if the Person (or its Representative) completes the Distribution Requirements prior to the time that in accordance with the Plan of Reorganization such Person’s entitlement to such Units would be forfeited, then (i) the applicable Units will be issued by the Company to such Person (or, if applicable, such Person will receive such Units through DTC) reasonably promptly after such Person completes the Distribution Requirements, (ii) on the date of issuance such Person will receive any distributions that would have been paid on the relevant Units on or prior to such date had the relevant Units been issued as of the date hereof and (iii) with respect to any distribution with a record date prior to the issue date of the relevant Units and a payment date after the issue date, such Person will receive such distribution on the applicable payment date regardless of the fact that the Units were not outstanding on the relevant record date and (c) if such Person (or its Representative) does not complete the Distribution Requirements prior to the forfeiture of the entitlement to the relevant Units as set forth in the Plan of Reorganization, (i) such Units will not be issued to such Person, (ii) such Person shall be entitled to no rights or benefits in respect thereof under this Agreement or otherwise, and (iii) such Person will never have been, and shall not be, a member of the Company, Member or Owner in respect of the Units it was entitled to receive under the Plan of Reorganization. Notwithstanding anything in this Agreement to the contrary, during the period between the date hereof and the date of issuance of the relevant Units (or the forfeiture of the entitlement thereto, as applicable), such Person will have no rights or benefits under this Agreement or otherwise but will be required to comply with the relevant terms of this Agreement, including Section 9.4.

(c)        The Company shall be entitled to request from time to time as is reasonably necessary that any Owner (or applicable group of Owners, as the case may be) provide to the Company reasonably satisfactory evidence of its or their then-present ownership of LLC Interests (an “Ownership Statement”) in order to verify the applicability of the rights, obligations or eligibility of such Owner or Owners under this Agreement (including in connection with effecting the rights, obligations or eligibility of Owners under Section 3.4, Section 6.2, Article VII, or Section 9.4), it being understood that the exercise of any applicable rights by any Owner (or applicable group of Owners, as the case may be) shall be subject to the Company being reasonably satisfied that any applicable ownership threshold or other applicable ownership requirement has been met. To the extent an Owner does not submit (or cause to be submitted) a reasonably satisfactory Ownership Statement within twenty (20) Business Days (or such earlier date as is determined by the Company under the circumstances, which date provides a reasonable opportunity for Owners to receive such request and submit an Ownership Statement) of the Company’s distribution of such request on the Datasite, the Company shall be entitled to treat such Owner as not owning the applicable number or percentage of LLC Interests for purposes of any relevant determination under this Agreement. The Company may conclusively rely upon any Ownership Statement provided under this Agreement. The information provided under this Section 3.1(d) shall be treated by the Company, including each member of the Board, as strictly confidential, and such holdings information shall not be shared with any other Member or Owner unless consented to in writing by such Owner. Notwithstanding anything in this Agreement to the contrary, no Owner (or applicable group of Owners, as the case may be) shall be required to provide an Ownership Statement if such Owner or Owners are Members and its or their then-present ownership of LLC Interests necessary to verify the applicability of the rights, obligations or eligibility of such Owner or Owners under this Agreement is evidenced on Schedule 2 hereto.

(d)        For the avoidance of doubt, in accordance with Section 18-210 of the Act, each Member and Owner hereby expressly waives any and all appraisal rights with respect to its limited liability company interest in the Company.

Section 3.2            LLC Interests; Book-Entry; DTC. The limited liability company interests of the Company will be represented by one or more classes of LLC Interests. The total number and type of LLC Interests will be determined by the Board.

(a)        As of the Effective Date, (i) the Company is authorized to issue one (1) class of LLC Interests, which is designated as “Common Units” (the “Units”) and (ii) after giving effect to the issuance of Units pursuant to the Plan of Reorganization and assuming all Distribution Requirements have been met and without counting any issuances pursuant to the Management Incentive Plan, the initial aggregate number of Units outstanding is 74,982,242. The Company shall be authorized to issue an unlimited number of LLC Interests, subject to the terms and conditions of this Agreement. On the Effective Date, but prior to the Conversion, all Existing Equity Interests (as defined in the Plan of Reorganization) were deemed to have been cancelled and extinguished and shall be of no further force and effect.

(b)        Unless required by law, the LLC Interests will initially be uncertificated and in book-entry form on the records of the Company’s transfer agent, provided, that the Board may determine, at any time that (i) some or all of the LLC Interests or other Equity Securities may be certificated at the option of the Member or Direct Owner or (ii) some or all of the LLC Interests of the Company held by a Direct Owner will be reflected as electronic book-entry interests through the facilities of DTC and will Transfer only via electronic book-entry form through the facilities of DTC. With respect to such LLC Interests held through DTC (if any), the Beneficial Interests of the Beneficial Owner and not the registered owner (i.e., Cede & Co.) will, except insofar as the context may otherwise require, be determinative for purposes of complying with the terms and conditions of this Agreement (including compliance with provisions relating to Transfers set forth in Article IX hereof). For the sake of clarity, Transfers of Beneficial Interests by Beneficial Owners shall be subject to the terms and conditions Article IX that are otherwise applicable to Members.

(c)        Notwithstanding anything to the contrary in this Agreement, the Board shall, subject always to the Act and any other Applicable Law and regulations and the facilities and requirements of any relevant system concerned (including DTC), have power to implement any arrangements, in its absolute discretion, it may deem reasonably appropriate in relation to the evidencing of title to and Transfer of the LLC Interests (or Beneficial Interests or other interests therein), and to the extent such arrangements are so implemented, no provision of this Agreement shall apply or have effect to the extent that it is in any respect inconsistent with the holding or Transfer of LLC Interests in uncertificated form.

Section 3.3            Issuance of Additional Equity Securities; No Capital Contributions. None of the Members or the Owners are required to make capital contributions (and this Agreement shall not be amended to include required capital contributions or to otherwise remove this limitation on such amendments). Subject to compliance with Section 3.4, the Board shall have the right to cause the Company to create and/or issue Equity Securities from time to time, including additional classes, groups or series of Equity Securities having such relative rights, powers, duties, obligations and liabilities as may be established by the Board, including rights, powers, duties, obligations and liabilities different from, senior to or more favorable than existing classes, groups and series of Equity Securities. In furtherance of the foregoing, but subject to compliance with Section 3.4, the Board shall have the right to amend and update this Agreement to reflect the terms and/or issuance of such additional Equity Securities, in each case without the approval or consent of any other Person. The Board shall have the right to determine the consideration payable to the Company in connection with the issuance of any Equity Securities (if any). In connection with the issuance of any Equity Securities, the Board may authorize additional restrictions on, and/or grant additional rights to, the holders (direct or indirect) of such Equity Securities pursuant to agreements entered into in connection with the issuance of such Equity Securities (including vesting provisions, restrictions on transfer, and redemption or repurchase rights and obligations) in addition to the restrictions, conditions, and rights under this Agreement.

Section 3.4            Preemptive Rights. Grant of Preemptive Rights. Except for issuances of Equity Securities or Debt Instruments as set forth in Section 3.4(b), and subject to compliance with Section 9.6, if (i) the Board authorizes the offer, sale or issuance of any Equity Securities of the Company or of any Subsidiary of the Company, or if the Company or any Subsidiary of the Company proposes to offer, sell or issue any Equity Securities of the Company or such Subsidiary, as applicable, to any Person or (ii) the Board authorizes the offer, sale or incurrence of any Debt Instruments of the Company or of any Subsidiary of the Company, or if the Company or any Subsidiary of the Company proposes to offer, sell or incur any Debt Instruments of the Company or such Subsidiary, as applicable, where at least 25.0% of the aggregate principal amount of debt underlying such Debt Instruments would be issued to any Owner or any Affiliate thereof (other than Debt Instruments that are issued through a customary syndication process or similar process for broadly marketed placement of debt) (collectively, the “Offered Securities”), then the Company shall, or shall cause the applicable Subsidiary to, offer to sell to each Owner who is both an Accredited Investor (in the case such Offered Securities constitute “securities” as defined under the Securities Act) and a 3% Holder (a “Preemptive Rights Holder”) as of the close of business on the record date determined by the Board (which record date shall be no more than twenty (20) Business Days prior to, nor later than, the date of the Company Preemptive Offer Notice (as defined below)), a portion of such Offered Securities equal to (i) the amount of the Offered Securities proposed to be sold, multiplied by (ii) a fraction, the numerator of which is the total number of Units held (directly or indirectly) by the Preemptive Rights Holder and the denominator of which is the total number of Units held (directly or indirectly) by all of the Preemptive Rights Holders (a “Preemptive Rights Percentage”).

(b)           Exceptions to Preemptive Rights. Notwithstanding anything in this Agreement to the contrary, the preemptive rights granted to the Preemptive Rights Holders in Section 3.4(a) shall not apply to the offer or sale of any of the following:

(i)        The Units issued in accordance with the Plan of Reorganization;

(ii)        Equity Securities issued pursuant to the Management Incentive Plan or any other employee benefit or incentive plan that, in each case, has been approved by the Board;

(iii)        Equity Securities or Debt Instruments issued to a third party as acquisition consideration in any business combination or acquisition transaction involving the Company or any Subsidiary as the acquiror or in any joint venture or strategic partnership, in each case, that shall have been approved by the Board;

(iv)        Equity Securities issued upon the conversion or exercise or exchange of any Convertible Securities or Options that are outstanding on the Effective Date or are issued after the Effective Date in compliance with the provisions of this Section 3.4 (including any issuance to which Section 3.4(a) does not apply by virtue of any other sub-clause in this Section 3.4(b));

(v)        Equity Securities or Debt Instruments issued in connection with any LLC Interest split, LLC Interest dividend or other distribution on account of any LLC Interests, any reverse split or any recapitalization, reorganization or reclassification of the Company or any of its Subsidiaries, in each case to the extent such issuance is made on a pro rata basis to all holders of LLC Interests;

(vi)        Equity Securities issued pursuant to an IPO;

(vii)        Equity Securities or Debt Instruments issued by a Subsidiary of the Company to the Company or to any of its other wholly owned Subsidiaries; and

(viii)        Debt Instruments issued on the Effective Date to a Related Party in accordance with the Plan of Reorganization, including, for the avoidance of doubt, Debt Instruments issued on the Effective Date to a Related Party pursuant to the Credit Agreement.

(c)           Exercise of Preemptive Rights. In order to exercise preemptive rights under this Section 3.4, a Preemptive Rights Holder must deliver an irrevocable written notice to the Company (the “Holder Preemptive Acceptance Notice”) describing such Preemptive Rights Holder’s election to purchase all or any portion (as specified by the Preemptive Rights Holder) of the Offered Securities offered to such Preemptive Rights Holder hereunder within fifteen (15) Business Days after receipt of written notice from the Company (the “Company Preemptive Offer Notice”) describing in reasonable detail (i) the Offered Securities to be offered, (ii) the purchase price or aggregate principal amount (or, in the case of an offering in which the price is not known at the time the Company Preemptive Offer Notice is given, the method of determination of such price and a good faith estimate thereof) and other material terms with respect to such offering, and (iii) the number or amount of Offered Securities such Preemptive Rights Holder is eligible to purchase pursuant to this Section 3.4; provided, however, that in the event that a Preemptive Rights Holder fails to deliver on a timely basis an irrevocable written notice to the Company to purchase all or any portion of the Offered Securities offered to such Preemptive Rights Holder, or delivers such an irrevocable written notice and subsequently fails to purchase the Offered Securities set forth in such irrevocable written notice, such Offered Securities shall be allocated to all other Preemptive Rights Holders that fully exercised their rights under this Section 3.4, purchased the applicable Offered Securities and included in their respective written notices to the Company an irrevocable offer to purchase Offered Securities in excess of the Offered Securities offered to such Preemptive Rights Holders pro rata in accordance with their respective Preemptive Rights Percentages.

(d)           Issuances Subsequent to Offering Period. Upon the expiration of the fifteen (15) Business Day offering period described in Section 3.4(c) and during the one hundred eighty (180) calendar days following such expiration, the Company or the applicable Subsidiary shall be entitled to offer and sell any Offered Securities which the Preemptive Rights Holders have not elected to purchase to any Person or Persons at a price not less than, and on other terms and conditions no more favorable to such Person or Persons in the aggregate than, the prices, terms and conditions offered to the Preemptive Rights Holders. Any Equity Securities offered or sold by the Company or the applicable Subsidiary after such 180-day period must be reoffered to the Preemptive Rights Holders pursuant to the terms of this Section 3.4.

(e)           Accelerated Sales. Notwithstanding anything to the contrary contained herein, the Company may issue Offered Securities in accordance with Section 3.3 to any purchaser (an “Accelerated Buyer”) without first complying with the provisions of this Section 3.4 if the Board, acting in good faith, determines it is in the best interest of the Company to consummate such issuance without having first complied with such provisions; provided, that in connection with any such issuance, the Company shall give the Preemptive Rights Holders written notice of such issuance within five (5) Business Days after the occurrence of such issuance, which notice (an “Accelerated Sale Notice”) shall describe in reasonable detail (a) the material terms and conditions of the issuance of the Offered Securities to the Accelerated Buyer, including the number or amount and description of the Offered Securities issued, the issuance date, the purchase price per share or aggregate principal amount, and the name and address of the Accelerated Buyer and (b) the rights of the Preemptive Rights Holders to purchase the Offered Securities, pursuant to this paragraph, in connection with such issuance. In the event of any such issuance of Offered Securities to an Accelerated Buyer, each Preemptive Rights Holder shall have the right, at any time during the fifteen (15) Business Days following receipt of the Accelerated Sale Notice, to elect to purchase the Offered Securities in an amount equal to the amount of such Offered Securities it would have been entitled to purchase if the sale to the Accelerated Buyer had instead been completed without regard to this Section 3.4. If one or more such Preemptive Rights Holders exercise the election to make a purchase, the Company or applicable Subsidiary shall give effect to each such exercise by either (i) requiring that the Accelerated Buyer sell down a portion (or, if necessary, all) of its Offered Securities, or (ii) issuing additional Offered Securities to such Preemptive Rights Holders, or a combination of (i) and (ii), so long as such action effectively provides such Preemptive Rights Holders with the same percentage ownership interest in the relevant Offered Securities it would have received had this paragraph not been utilized and each Preemptive Rights Holder exercising its rights under this Section 3.4(e) will bear its pro rata share of all documented out of pocket fees or other expenses incurred by the Accelerated Buyer in connection with its acquisition of Offered Securities under this Section 3.4(e).

(f)            Assignment. A Preemptive Rights Holder may assign its Offered Securities to any Affiliate (whether or not an Owner) that agrees to be bound by the provisions of this Agreement applicable to the Preemptive Rights Holder by executing a Joinder (which may, at the Company’s election, be on a “click-through” basis).

Section 3.5            Book-Entry-Only System; Global Securities.

(a)           Global Security. If the Board determines that some or all of the LLC Interests of the Company held by a Direct Owner shall be reflected as electronic book-entry interests through the facilities of DTC and will Transfer only via electronic book-entry form through the facilities of DTC pursuant to Section 3.2(c), the Company will enter into the Depository Agreement pursuant to which DTC will act as a securities depository for LLC Interests. Any LLC Interests deposited with DTC will be represented by one or more Global Securities (which may be a book entry security or consist of one or more certificates as required by DTC), which will be registered in the name of Cede & Co., as nominee for DTC or as DTC shall otherwise direct, and deposited with, or on behalf of, DTC. No other certificates evidencing such LLC Interests will be issued. The Global Security shall be in a form mutually agreed by the Company and DTC and shall represent such LLC Interests as shall be specified therein, and may provide that it shall represent the aggregate number of outstanding LLC Interests from time to time endorsed thereon and that the aggregate amount of outstanding LLC Interests represented thereby may from time to time be increased or decreased. If the Board has determined that some or all of the LLC Interests of the Company held by a Direct Owner shall be reflected as electronic book-entry interests through the facilities of DTC, without the need for any action or consent of any Person, including the Beneficial Owner, one or more Global Securities shall be issued reflecting the number of LLC Interests to be issued to Cede & Co. as nominee for DTC as of a date determined by the Board. Any Global Security shall be executed by an officer on behalf of the Company. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding LLC Interests represented thereby shall be made in such manner and upon instructions given by the Board as specified in the Depository Agreement.

(b)           Legend. Any Global Security issued to DTC or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (”DTC“), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c)         Identification of DTC Participants. If the Board determines that some or all of the LLC Interests of the Company held by a Direct Owner shall be reflected as electronic book-entry interests through the facilities of DTC and will Transfer only via electronic book-entry form through the facilities of DTC pursuant to Section 3.2(c), such Direct Owner will be solely responsible for identifying a DTC Participant through which such Owner will hold LLC Interests as a Beneficial Owner, and the Company will have no liability arising from the failure of an Owner to identify such a DTC Participant.

(d)        Beneficial Owners. The Depository Agreement shall provide that, upon the settlement date of any creation, Transfer or redemption of LLC Interests of a Beneficial Owner, the Depository will credit or debit, on its book-entry registration and transfer system, the number of LLC Interests so created, Transferred or redeemed to the accounts of the appropriate DTC Participants. Holders of Beneficial Interests in LLC Interests will be limited to DTC Participants, Indirect Participants and Persons holding Beneficial Interests through DTC Participants and Indirect Participants. Beneficial Owners will be shown on, and the Transfer of Beneficial Ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased or sold LLC Interests a written confirmation relating to their purchase or sale of LLC Interests.

(e)        Reliance on Procedures. If applicable, so long as Cede & Co., as nominee of DTC, is the registered owner of any LLC Interests, references herein to the registered or record owners of such LLC Interests shall mean Cede & Co. and shall not mean the Beneficial Owners of such LLC Interests. Beneficial Owners of LLC Interests will not be entitled to have such LLC Interests registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of such LLC Interests under this Agreement. Accordingly, except as the Company may otherwise determine, to exercise any rights of a holder of LLC Interests under this Agreement, a Beneficial Owner must rely on the procedures of DTC and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Board understands that under existing industry practice, if the Board requests any action of a Beneficial Owner of LLC Interests whose LLC Interests are registered in the name of Cede & Co., as nominee for DTC, or such Beneficial Owner desires to take any action that DTC, as the record owner of all outstanding LLC Interests of such Beneficial Owner, is entitled to take, DTC will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding LLC Interests through it, with each successive Indirect Participant continuing to notify each Person holding LLC Interests through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner of LLC Interests whose LLC Interests are registered in the name of Cede & Co., as nominee of DTC, such request or authorization is given by the Beneficial Owner and relayed back to the Board through each Indirect Participant and DTC Participant through which the Beneficial Owner’s interest in the LLC Interests is held.

(f)        Communication between the Board and the Beneficial Owners. As described above, if the Board determines that some or all of the LLC Interests of the Company held by a Direct Owner shall be reflected as electronic book-entry interests through the facilities of DTC and will Transfer only via electronic book-entry form through the facilities of DTC pursuant to Section 3.2(c), the Board will recognize DTC or its nominee as the registered owner of LLC Interests registered in the name of Cede & Co. or as otherwise instructed by DTC as described in Section 3.5(a) for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners of LLC Interests deposited with DTC will be effected as follows. Pursuant to the Depository Agreement, DTC will be required to make available to the Company upon request and for a fee to be charged to the Company a listing of the LLC Interest holdings of each DTC Participant. The Company shall inquire of each such DTC Participant as to the number of Beneficial Owners holding LLC Interests, directly or indirectly, through such DTC Participant. The Company shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Company shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements. Notwithstanding the foregoing, the Company may communicate with Beneficial Owners as set forth in Section 13.3.

(g)        Distributions. If applicable, distributions pursuant to Section 5.3 payable to any Beneficial Owner of LLC Interests whose LLC Interests are registered in the name of Cede & Co., as nominee of DTC, shall be made to DTC or its nominee, Cede & Co., as the registered owner of the relevant LLC Interests. If applicable, the Board expects that DTC or its nominee, upon receipt of any payment of distributions in respect of the relevant LLC Interests, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective Beneficial Interests in LLC Interests as shown on the records of DTC or its nominee. To the extent applicable, the Board also expects that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. Neither the Board nor the Company will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in the relevant LLC Interests, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to hold LLC Interests indirectly.

(h)          Successor Depository. If a successor to DTC shall be employed as described hereunder, the Board shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.5.

(i)           Applicability. For the avoidance of doubt, the provisions of this Section 3.5 shall not be applicable unless and until the Board determines that some or all of the LLC Interests of the Company held by a Direct Owner shall be reflected as electronic book-entry interests through the facilities of DTC, at which point Cede & Co. shall be admitted as a Member.

Section 3.6            Liability of Owners and Members. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither Owners nor Members shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Owner, as the case may be.

Section 3.7            Fully Paid and Non-Assessable Nature of Equity Securities. All Units issued on the Effective Date, and all other LLC Interests and other Equity Securities issued pursuant to, and in accordance with, the requirements of this Agreement shall be duly issued, fully paid and non-assessable.

Section 3.8            Member Voting Power. With respect to any matter to be acted on by the Members as required by the Act or by this Agreement, other than a matter for which the affirmative vote of the holders of a specified portion of all Units or any class of LLC Interests entitled to vote is required by the Act or by this Agreement, the affirmative vote of the Members holding a majority of the Units at a meeting of Members at which a quorum is present, in person or by proxy, shall be the act of the Members. Except as otherwise provided by the Act or this Agreement, each Member holding Units shall be entitled to one (1) vote for each Unit held (directly or indirectly) by such Member on all matters to be acted on by the Members as required by the Act or this Agreement, voting together as a single class (“Voting Power”).

Section 3.9            Member Meetings. Meetings of the Members shall be held at least annually after the Initial Term on such dates and at such places and times as may be determined by the Board. The Board may, in its sole discretion, determine that a meeting of Members shall not be held at any place, but may instead be held solely by means of remote communication. At all meetings of the Members, business shall be transacted in such order as shall from time to time be determined by the Board. Unless otherwise provided by law or the Certificate of Formation, special meetings of Members, for any purpose or purposes, may be called by the Board or by the Members holding a majority of the Voting Power, but such special meetings may not be called by any other Person or Persons. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of Members shall be limited to the purpose or purposes stated in the notice.

Section 3.10            Notice. Whenever Members are required or permitted to take any action at a meeting, a notice of the meeting shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Members and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Formation or this Agreement, the notice of any meeting shall be given to each Member entitled to vote at such meeting in accordance with this Section 3.10 and not less than five (5) nor more than sixty (60) days before the date of the meeting. All notices given pursuant to this Section 3.10 shall be deemed delivered in accordance with Section 13.3. Notice to any Member of any meeting may be waived by such Member before, at or after such meeting.

Section 3.11            Quorum; Adjourned Meetings and Notice Thereof. Except as otherwise provided by law or the Certificate of Formation, the Members holding a majority of the Voting Power, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the Members. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment in accordance with this Section 3.11. Any meeting of Members may be adjourned from time to time by the chairperson presiding over the meeting or by a majority of the Voting Power of the Members present in person or represented by proxy, and may be reconvened at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that could have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Member of record entitled to vote at the adjourned meeting.

Section 3.12            Voting and Proxies. A Member may exercise its Voting Power in person or by proxy executed in writing by the Member. An electronic transmission, telegram, cablegram or similar transmission by the Member or, subject to the terms of this Agreement, a photographic, photostatic, electronic, facsimile or similar reproduction of a writing executed by the Member shall in each case be treated as an execution in writing for purposes of this Section 3.12. All questions regarding the qualification of voters, the validity of appointments of proxies and the acceptance or rejection of votes shall be decided by the Board. Proxies for use at any meeting of Members shall be filed with the Company, before or at the time of the meeting. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the LLC Interests that are the subject of such proxy are to be voted with respect to such issue.

Section 3.13            Actions in Writing. Any action permitted to be taken at a meeting of Members may be taken without a meeting by written action signed by Members holding such percentage of the Voting Power as would be required to take such action at a meeting of Members at which all Members with Voting Power were present. If any written action is taken by less than all Members with Voting Power, all Members with Voting Power shall be notified within two (2) Business Days of the text and effective date of such written action. The failure to provide such notice, however, shall not invalidate such written action.

Article IV
Fiscal Year

Section 4.1            Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) shall be a calendar year ending December 31 or such other fiscal year as may be determined by the Board.

Article V
Distributions

Section 5.1            Interest. No interest shall be paid to any Member or Owner on account of its interest in the Company.

Section 5.2            No Right to Withdraw. Except in connection with the Transfer of LLC Interests in accordance with the terms of this Agreement such that the Transferring Member or Owner no longer holds any LLC Interests, no Member or Owner shall have any right to voluntarily resign or otherwise withdraw from the Company without the prior written consent of the Board. A resigning Member or Owner shall only be entitled to receive amounts approved by the Board on the terms and conditions set forth by such Board. A resigning Member or Owner shall not be entitled to a distribution of the fair value of its LLC Interests under Section 18-604 of the Act.

Section 5.3            Distributions.

(a)           The Board may, from time to time, declare and authorize payment of distributions to the Members, which distributions may be paid in cash, property or securities of the Company.

(b)          All distributions shall be made on a pro rata basis among Members based on the LLC Interests held by such Members (it being understood that, if applicable, the treatment of distributions to Cede & Co. are addressed in Section 3.5(g)), subject to the provisions of law and this Agreement, out of funds or amounts legally available therefor, at such times and to the Members of record on such dates as the Board may, from time to time, determine in accordance with this Agreement and Applicable Law. Amounts distributable to any Member will be subject to offset to the extent of any obligation owed by such Member to the Company.

(c)           Neither Members nor Owners shall be entitled to receive any distributions from the Company, whether in respect of the fair value of its LLC Interests or otherwise, except as expressly provided in this Agreement or under the Act.

Section 5.4            Withholding and Tax Information. The Company is authorized to deduct or withhold from distributions to the Members and to pay over to any Governmental Authority any amounts which it reasonably determines may be required to be so deducted or withheld pursuant to the Code or any provisions of any Applicable Law. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any distribution to any Member (including any interest, penalties and expenses incurred in respect thereof) shall be treated as amounts distributed to such Member pursuant to this Article V for all purposes under this Agreement, and shall reduce the amount otherwise distributable to such Member. If the Company intends to deduct or withhold from a distribution otherwise payable to any Member, and such Member has provided the Company an IRS Form W-9 or applicable IRS Form W-8, as applicable, or any other tax information reasonably requested by the Company, it shall use commercially reasonable efforts to notify such Member of its intention to deduct or withhold, which notice shall include a statement of the amounts it intends to deduct or withhold in respect of making of such distribution and the applicable provision of law requiring the Company to withhold or deduct, in each case twenty (20) days prior to such distribution. The Company shall reasonably cooperate with such Member to reduce or eliminate such deduction or withholding. Each Member shall, and shall cause such Member’s directors, officers and shareholders to, use reasonable efforts to promptly provide any information that the Company reasonably requests such Member to provide, in relation to the Company (or any Subsidiary’s) tax compliance; provided that such Member shall not be required to provide such information if, in the Member’s reasonable judgment, it would subject such Member to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Member.

Article VI
Management of the Company

Section 6.1            Management by the Board of Managers. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Board. No Member or Owner, by virtue of such Member’s or Owner’s status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board shall have full power and authority to do, and to direct the officers of the Company or other designees to do, all things and on such terms as it determines to be necessary, convenient or appropriate to conduct the business of the Company, to exercise all powers, and to effectuate the purposes, set forth in Section 2.3, including adopting and maintaining the Management Incentive Plan (including amending, restating or modifying this Agreement from time to time as necessary to effect the terms of the Management Incentive Plan without the prior approval of the Owners or Members) and making all determinations with respect thereto, such as identifying participants, determining forms of award, approving individual allocations and providing for other terms and conditions under the Management Incentive Plan (provided, that any Equity Securities granted or issued under the Management Incentive Plan shall, regardless of the time of grant or issue of such Equity Securities, dilute all Members and Owners of the same class of Equity Securities equally and ratably).

(a)        The Managers shall constitute “managers,” of the Company within the meaning of the Act. The Board shall have the power and authority to delegate to one or more other Persons the Board’s rights and powers to manage and control the business and affairs, or any portion thereof, of the Company, including to delegate to officers, agents and employees of the Company and its Subsidiaries and any other Person and may authorize the Company, any Manager, officer, agent, employee, or any other Person to enter into any document on behalf of the Company and perform the obligations of the Company thereunder. Any such delegation may be revoked by the Board at any time. No Manager shall have the authority to individually exercise its powers as a “manager” under the Act unless expressly authorized pursuant to the terms of this Agreement or by the Board.

Section 6.2            Board of Managers.

(a)          Size; Initial Composition. A board of managers (the “Board” or “Board of Managers”) shall be constituted for the Company. The Board shall initially consist of up to seven (7) managers (each, a “Manager” and collectively, the “Managers”) and may be increased or decreased from time to time pursuant to an Extraordinary Resolution of the Board; provided, that the number of Managers may not be reduced below the number of Managers comprising the CEO Manager, the AIP Manager and the Cyrus/Keyframe Manager and, solely with respect to the Initial Term (as defined below), the Minority Manager. The Managers as of the Effective Date are set forth on Schedule 1 hereto, each of whom shall serve until the earlier of the first annual meeting of Members that occurs following the two-year anniversary of the Effective Date (the “Initial Term”) or their death, resignation or removal in accordance with this Agreement. For the duration of the Initial Term, the Board shall contain, up to: (i) one (1) AIP Manager, for so long a AIP continues to hold at least 50.0% of AIP’s Total Effective Date Units; (ii) one (1) Cyrus/Keyframe Manager, for so long as Cyrus/Keyframe continues to hold at least 50.0% of Cyrus/Keyframe’s Total Effective Date Units; (iii) the CEO Manager; (iv) one (1) Manager designated by the Ad Hoc Group (as defined in the Plan of Reorganization, and based on holdings as of the date of confirmation of the Plan of Reorganization), excluding the votes of AIP and Cyrus/Keyframe (it being understood that such Manager is not employed by or Affiliated with AIP or Cyrus/Keyframe) (the “Minority Manager”); provided, that if the Members who form part of the Ad Hoc Group (other than AIP and Cyrus/Keyframe) cease to hold 65.0% of such group’s Total Effective Date Units (in aggregate), such group shall no longer have the right to designate any Managers and (v) three (3) Managers designated by Members holding a majority of the Voting Power at a meeting of the Members at which a quorum is present. The list of initial Managers are named on Schedule 1 hereto. For avoidance of doubt, if pursuant to the second and/or third sentences of this Section 6.2(a) at the Effective Date, the Board initially consists of fewer than seven (7) Managers, then the Owner Group or Owner Groups, as applicable, entitled to exercise a Designation Right that has not been exercised, shall remain entitled after the Effective Date to appoint a Manager pursuant to this Agreement and such Designation Right shall not be forfeited for so long as such Owner Group or Owner Groups, as applicable, continue to have a Designation Right pursuant to this Agreement.

For the avoidance of doubt, the Designation Rights of AIP pursuant to Section 6.2(a)(i), of Cyrus/Keyframe pursuant to Section 6.2(a)(ii) and of the Members who form part of the Ad Hoc Group other than AIP and Cyrus/Keyframe pursuant to Section 6.2(a)(iv) (and the related rights pursuant to Section 6.2(c) in the case of removal or vacancies) are contractual rights of AIP, Cyrus/Keyframe and the Members who form part of the Ad Hoc Group other than AIP and Cyrus/Keyframe, as applicable, and are not subject to any vote of any other Members. In the event that the applicable Owner Group or the Members who form part of the Ad Hoc Group other than AIP and Cyrus/Keyframe is no longer entitled to a Designation Right, as applicable, at a meeting of Members, the applicable Owner Group (if applicable) and the Secretary of the Company shall inform the Board and thereafter, at such meeting, such Manager(s) shall be designated in accordance with Section 6.2(a)(v) or Section 6.2(b)(iv), as applicable.

(b)          Appointment of Managers after the Initial Term. At each annual meeting of Members that occurs following the expiration of the Initial Term, Managers will be designated as follows, in each case to serve until the next annual meeting of Members, unless such Manager resigns or is removed due to death, incapacity, or otherwise in accordance with this Agreement prior to such date:

(i)         one (1) Manager shall be the chief executive officer of the Company (the “CEO Manager”);

(ii)        one (1) Manager shall be designated by AIP; provided, that if AIP ceases to hold at least 50.0% of AIP’s Total Effective Date Units, AIP shall no longer have the right to designate any Managers. The Manager appointed by AIP pursuant to this clause (ii) shall constitute the “AIP Manager”;

(iii)       one (1) Manager shall be designated by Cyrus/Keyframe; provided, that if Cyrus/Keyframe ceases to hold at least 50.0% of Cyrus/Keyframe’s Total Effective Date Units, Cyrus/Keyframe shall no longer have the right to designate any Managers. The Manager appointed by Cyrus/Keyframe pursuant to this clause (iii) shall constitute the “Cyrus/Keyframe Manager”; and

(iv)       the remainder of the Managers (constituting a number of Managers equal to the then-current size of the Board, reduced by the number of Managers entitled to be appointed pursuant to clauses (i) through (iii) above) shall be designated by Members holding a majority of the Voting Power at a meeting of the Members at which a quorum is present.

For the avoidance of doubt, the Designation Rights of AIP pursuant to Section 6.2(b)(ii) and Cyrus/Keyframe pursuant to Section 6.2(b)(iii) (and the related rights pursuant to Section 6.2(c) in the case of removal or vacancies) are contractual rights of AIP and Cyrus/Keyframe, as applicable, and are not subject to any vote of any other Members. In the event that the applicable Owner Group is no longer entitled to a Designation Right, as applicable, at an annual meeting of Members, the applicable Owner Group and the Secretary of the Company shall inform the Board and thereafter, at such annual meeting, such Manager(s) shall be designated in accordance with Section 6.2(b)(iv).

(c)           Vacancies; Removal. Upon the resignation, removal, death or incapacity of a Manager, the vacancy resulting from such resignation, removal, death or incapacity of a Manager shall be filled, (i) if such Manager was designated by an Owner Group, by the Owner Group that originally designated such Manager (unless no longer entitled to designate a Manager pursuant to Section 6.2(a) or Section 6.2(b), as applicable, in which case such vacancy shall be filled by the Board), (ii) if such Manager was designated by Members holding a majority of the Voting Power, by the Board, or (iii) if such Manager is the Minority Manager, by the Members who form part of the Ad Hoc Group (other than AIP and Cyrus/Keyframe) (unless no longer entitled to designate a Manager pursuant to Section 6.2(a), in which case such vacancy shall be filled by the Board), in each case of (i)-(iii) above, to serve until the next annual meeting of Members at which Managers are elected (at which time the provisions of Section 6.2(b) shall apply). Any vacancy resulting from an increase in the size of the Board pursuant to the terms of this Agreement shall be filled by the Board until the next annual meeting at which Managers are designated in accordance with the terms of Section 6.2(b). For the avoidance of doubt, the termination, resignation or other removal of the individual then serving as Chief Executive Officer shall automatically result in the deemed resignation from the Board of such individual from the position of CEO Manager, and the appointment of a new Chief Executive Officer shall automatically result in the deemed appointment to the Board of such new Chief Executive Officer as the CEO Manager (unless otherwise determined by resolution of the Board). The AIP Manager, Cyrus/Keyframe Manager, Minority Manager and the other Managers designated by Members holding a majority of the Voting Power may be removed, with or without cause and for any reason or no reason at any time, (i) with respect to any AIP Manager or Cyrus/Keyframe Manager, by (and only by) AIP or Cyrus/Keyframe, respectively, (ii) during the Initial Term, with respect to the Minority Manager, by (and only by) a majority vote among Members who form part of the Ad Hoc Group other than AIP and Cyrus/Keyframe; and (iii) with respect to the other Managers designated by Members holding a majority of the Voting Power at a meeting of the Members at which a quorum is present, by (and only by) a majority vote among Members at a meeting of the Members at which a quorum is present. Otherwise, a Manager may be removed only for cause, by a majority vote of the Board. A Manager may also resign of his or her own volition at any time, by written notice to the Company.

(d)           Meetings of the Board of Managers.

(i)         Meetings of the Board shall be held at least once per fiscal quarter of the Company on such dates and at such places and times as may be determined by the Board. Special meetings of the Board may be called by any two (or more) Managers on at least 72 hours’ prior written notice (which includes e-mail). If a Chairman has been selected, the Chairman shall preside at all meetings of the Board at which he or she is present and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board; provided, that if no Chairman has been selected, or the Chairman is absent from any such meeting, the Board shall designate a Manager to preside over such meeting.

(ii)        Meetings of the Board may be held by telephone conference or other communications equipment by means of which all participating Managers can simultaneously hear each other during the meeting or by any other means permitted by Applicable Law.

(e)           Quorum; Action by the Board; Voting; Action by Written Consent. No action may be taken at a meeting of the Board unless a majority of the Managers in office are present in person or as otherwise permitted in Section 6.2(d). At any meeting of the Board at which a quorum is present, an action undertaken by Managers representing a simple majority of the Managers present shall be the action of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting, if consent to such action is delivered in writing or via electronic transmission (as defined in the Act) by such number of Managers that would be required if such action were voted on at a meeting of the Board attended by all Managers. Such written consent or a record of such electronic transmission shall be filed with the records of the Board.

(f)            Compensation of Managers; Expenses. The Board shall have the authority (as an expense of the Company) to fix the reasonable compensation of Managers that are Independent in accordance with the terms of this Agreement. The approval of such compensation of Independent Managers shall require the approval of a majority of the Managers present and entitled to vote at a meeting of the Board at which a quorum is present; provided, that any Manager entitled to receive compensation pursuant to this Section 6.2(f) shall not be entitled to vote for purposes of such approval. No such compensation shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. For avoidance of doubt, no Managers other than those who are determined Independent shall be entitled to compensation from the Company in respect of their role as a Manager. The Company shall pay all reasonable and documented out-of-pocket expenses incurred by each Manager in connection with attending regular and special meetings of the Board and any Board Committee on which the Manager is a member, and any such meetings of the board of directors or equivalent body of any Subsidiary of the Company and any committee thereof, in each case, on which the Manager is a member.

(g)          Chairman of the Board. The Board may select a Manager to serve as the Chairman of the Board (the “Chairman”) from time to time, having such responsibilities as are determined by the Board.

(h)          Board Committees. The Board may designate one (1) or more Board committees (each, a “Board Committee”) consisting of one (1) or more Managers, which, to the extent provided in such designation, shall have and may exercise, subject to the provisions of this Agreement and the Act, such powers and authority granted hereunder to the Board as the Board may delegate to such Board Committee. Such Board Committee or Board Committees shall have such name or names as may be determined from time to time by the Board. A majority of all the members of any such Board Committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise provide. The Board shall have power to change the members of any such Board Committee at any time, to fill vacancies, and to discharge any such Board Committee, either with or without cause, at any time. Notwithstanding the foregoing, for so long as any Manager is designated pursuant to a Designation Right, each Board Committee shall have at least one Manager who is designated pursuant to a Designation Right.

Section 6.3            Subsidiary Boards. The composition of the board of directors, board of managers or other governing body of any wholly-owned Subsidiary of the Company (including any committee thereof) (each, a “Subsidiary Governing Body”) shall be the same as that of the Board (or any committee of the Board), except any wholly-owned Subsidiary of the Company that is either (i) a limited liability company that is managed by its members, (ii) a limited partnership that is managed by its general partner, (iii) not organized under the laws of the United States of America, any State thereof or the District of Columbia or (iv) required by law or contract to have a different composition.

Section 6.4            Actions Requiring Special Approval.

(a)           Extraordinary Actions. Without limiting the authority of the Board to approve any other matter, the Company shall not take any action, and shall cause each of its Subsidiaries not to, and shall not permit any of its Subsidiaries to, take any action with respect to any of the following matters without the affirmative vote of five (5) out of seven (7) Managers (provided, that if the number of Managers is increased or decreased in accordance with this Agreement, or if there exist any vacancies which have not been filled, the number of affirmative votes that are required shall be increased or decreased by the same number by which the size of the Board is increased or decreased, but in no event below a majority of the total Managers), which, except to the extent the applicable Owner Group or Owner Groups shall not have, at the time such action is to be taken, exercised their Designation Right, shall include the affirmative vote of the AIP Manager, the Cyrus/Keyframe Manager and, solely during the Initial Term, the Minority Manager (such approval an “Extraordinary Resolution”):

(i)        any material amendments or modifications to this Agreement;

(ii)        any modifications to the size or composition of the Board, except in accordance with the terms of this Agreement; or

(iii)       any liquidation, dissolution, commencement of bankruptcy or similar proceedings with respect to the Company or any of its Subsidiaries (other than any liquidation or dissolution of wholly owned Subsidiaries of the Company that do not have any assets or liabilities other than as may be de minimis in nature or amount).

(b)          Consent Actions. The Company shall not take any action, and shall cause each of its Subsidiaries not to, and shall not permit any of its Subsidiaries to, take any action with respect to any of the following matters, except with the prior written consent of the Board and each 3% Holder:

(i)         declare or pay any dividend or make any other distribution in respect of the profits, assets or reserves of the Company or in any other way reduce the reserves of the Company, other than on a pro rata basis;

(ii)        redeem, cancel, or purchase its own Equity Securities, in each case on a non-pro rata basis, other than redemptions, repurchases or other acquisitions of securities pursuant to the terms of the Management Incentive Plan or any employment, award or similar agreement with any officer, director, employee or service provider approved by the Board or an arrangement negotiated by the Company in connection with a departure of an employee of the Company; or

(iii)       make any material amendments to this Agreement that would have a disproportionately adverse effect on any 3% Holder in a manner materially different than the other 3% Holders; provided that only consent of the Holder that is so disproportionately and adversely affected shall be required (subject to any other vote that may be required as an Extraordinary Action or otherwise).

(c)        Related Party Transactions. The entry into, consummation, amendment, modification (including by waiver) or termination of any Related Party Transaction shall require the approval of a majority of the Managers present and entitled to vote at a meeting at which a quorum is present; provided, that any Manager Affiliated with or designated to the Board by the counterparty to such Related Party Transaction or such party’s Related Persons, or otherwise having a material interest in the Related Party Transaction that is unique as compared to the interests of Members and Owners in general, shall not be entitled to vote for purposes of such approval; provided, however, that no such approval shall be required for (i) any acquisition of Offered Securities pursuant to Section 3.4 or (ii) compensation or benefits arrangements entered into in the ordinary course of business consistent with past practice or approved by the Board or a Board Committee.

Section 6.5            Officers. The Board may, at its discretion, appoint officers of the Company at any time to conduct, or to assist the Board in the conduct of, the day-to-day business and affairs of the Company. The officers of the Company shall include a Chief Executive Officer, President, Chief Financial Officer, Secretary, one or more Assistant Secretaries, a Treasurer and any other officers as the Board may elect from time to time. The officers as of the Effective Date are set forth on Schedule 1 hereto. The officers shall serve at the pleasure of the Board subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. With respect to the day-to-day operation of the Company, the officers shall exercise such powers and perform such duties as are typically exercised by similarly titled officers in a corporation and as shall be determined from time to time by the Board, but subject in all instances to the supervision and control of the Board. The officers shall have such authority to sign checks, instruments and other documents on behalf of the Company as may be delegated to them by the Board. Officers, in their capacities as officers of the Company, shall have fiduciary duties to the Company, the Members and the Owners to the same extent as the fiduciary duties that the officers of a Delaware corporation owe to a corporation and its stockholders.

Section 6.6            Bank and Investment Accounts. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Board, in such checking, savings or other accounts, or held in its name in the form of such other investments, as shall be designated by the Board. The funds of the Company shall not be commingled with the funds of any other Person other than a wholly-owned direct or indirect Subsidiary of the Company. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such officer or officers of the Company as the Board may designate.

Section 6.7            Board Observers. For the duration of the Initial Term, each 6.75% Holder shall have the right, in each case exercisable by delivering written notice to the Board, to designate one (1) non-voting observer (a “Board Observer”) to attend meetings of the Board and any committees thereof and any boards of directors (or similar governing body) of any Subsidiary of the Company, and any committee thereof; provided in no event shall any Board Observer be appointed pursuant to this Section 6.7 if (i) such Person is employed by, a director of, or a consultant to a Competitor or an Affiliate of a Competitor or (ii) such Person (directly or indirectly) beneficially owns 10% or more of the outstanding equity (on an as-converted basis) of a Competitor or any Affiliate of a Competitor. In connection with the designation of a Board Observer, the Company may require such Board Observer to enter into a written agreement with respect to confidentiality and other customary matters for board observers, it being understood that, with or without such written confidentiality agreement, each Board Observer is subject to confidentiality obligations to the Company such that a Board Observer may not disclose information relating to the Company if such disclosure would harm the Company’s interests. Any Board Observer shall be permitted to attend any meeting of the Board or any committee thereof or any boards of directors (or similar governing body) of any Subsidiary of the Company or any committee thereof, in each case, using the same form of communication permitted for the Managers or the members of such board or any committee thereof, and the Company or the applicable Subsidiary of the Company shall provide notice and all written materials to the Board Observers for any meeting in the same form, and at the same time, as provided to the Managers, directors or managers (as the case may be) of the applicable entity; provided, that the Board Observer may be excluded from accessing any material or meeting or portion thereof if the Board or any committee thereof or any board of directors (or similar governing body) or committee thereof of any Subsidiary of the Company, as applicable, determines in good faith, upon advice of legal counsel, that such exclusion is reasonably necessary to prevent a waiver of any attorney-client privilege or necessary to prevent a conflict of interest with respect to the fiduciary duties of the directors, managers or other members (if applicable, in their capacities as officers of the Company or any Subsidiary of the Company), provided, further, that the applicable entity shall provide the excluded Board Observer with written notice of any such exclusion (A) in the case of an exclusion from written materials, no later than five (5) days following the distribution to members of the applicable governing body of the materials from which such Board Observer is excluded or (B) in the case of an exclusion from a meeting or a portion thereof, no later than five (5) days following such meeting. Notwithstanding anything else in this Section 6.7, for so long as AIP or Cyrus/Keyframe continue to have Designation Rights pursuant to this Agreement, they shall not have the right to appoint a Board Observer. For the avoidance of doubt, if either Owner Group is no longer entitled to Designation Rights pursuant this Agreement, whether or not during the Initial Term, the applicable Owner Group shall be entitled to appoint a Board Observer pursuant to this Section 6.7 for so long as such Owner Group remains a 6.75% Holder.

Article VII
Matters Relating to an IPO; Registration Rights

Section 7.1            Conversion to a Corporate Form Upon an IPO. Upon a determination by the Board to effect an IPO, the Board, at the Company’s expense, shall take such actions as are necessary to structure the IPO in the manner determined appropriate by the Board, which may include effecting a conversion of the Company (directly or indirectly) to corporate form. In connection with such IPO, (i) each Member holding Units or other Equity Securities will be entitled to receive a number of shares of common stock or other Equity Securities of the IPO “vehicle” selling Equity Securities in the IPO such that if the Company liquidated and distributed its assets in accordance with Article XII immediately following such IPO, such Member (including as nominee for Beneficial Owners) would, in the aggregate in respect of such Units or other Equity Securities, be entitled to receive the same percentage of the total proceeds as it (including as nominee for Beneficial Owners) would have been entitled to receive in a liquidation and distribution of the Company’s assets pursuant to Article XII immediately prior to such IPO (determined without giving effect to any actions or steps taken to effect or facilitate such IPO pursuant to this Section 7.1) and (ii) such IPO shall be effected in a manner that treats Owners of the same class of Units or other Equity Securities the same with such differences as may be necessary to give effect to vesting and other contingencies or differences with respect to any Units or other Equity Securities.

Section 7.2            Registration Rights Agreement. Promptly after the Effective Date, the Company and each Owner of Registrable Securities (as defined in the Registration Rights Agreement) shall enter into the Registration Rights Agreement. The provisions of this Section 7.2 shall survive termination of this Agreement.

Section 7.3            IPO Lock Up Agreement. In connection with an IPO described in clauses (ii) and (iii) of the definition thereof, each Member and Owner agrees to execute a customary lock-up agreement in favor of the Company’s underwriters with respect to any Equity Securities of the Company; provided, that such lock-up agreement is on substantially similar terms to the lock-up agreement executed by all of the Company’s executive officers and directors. The provisions of this Section 7.3 shall survive termination of this Agreement.

Article VIII
Representations and Warranties

Section 8.1            Representations and Warranties. Each Owner as of the Effective Date and each Person that becomes a Member or Owner after the Effective Date (including pursuant to a Transfer of LLC Interests), represents and warrants (or is deemed to represent and warrant) to the Company, that such Owner or Person: (A) has received (or otherwise had made available to it), read and understands this Agreement, (B) acknowledges and understands that such Owner or Person shall have all the rights, and be subject to all the obligations, set forth in this Agreement with respect to Members and Owners and as provided under the Act, as if such Owner or Person had directly executed this Agreement as a party, (C) ratifies and confirms each and every Article, Section and provision of this Agreement and (D) is not a Competitor (except in the case of a Drag-Along Sale). Furthermore, each such Member, Owner and Person represents and warrants (or is deemed to represent and warrant) to the Company that the Agreement constitutes the legal, valid, and binding obligation of such Member, Owner or Person and it is enforceable against it in accordance with its terms, subject to applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally or by general principles of equity.

Article IX
Transfers

Section 9.1            Transfers Generally. Each Member and Owner understands and agrees that the LLC Interests have not been registered under the Securities Act nor registered or qualified under any state or foreign securities laws. No Owner shall Transfer such LLC Interests (or solicit any offers in respect of any Transfer of such LLC Interests), except in compliance with the Securities Act, any applicable state or foreign securities laws and the restrictions on Transfer contained in this Article IX. Notwithstanding the foregoing or anything contrary in this Agreement, Members can Transfer their LLC Interests to their respective Affiliates (a “Permitted Transfer”) without restrictions, other than those restrictions set out in Section 9.1(b) and Section 9.1(c) of this Agreement, provided that such Affiliate transferee execute and deliver a Joinder to the Company (which may, at the Company’s election, be on a “click-through” basis). Permitted Transfers shall not be subject to the Tag-Along Rights set forth in Section 9.3.

(b)          Until the Company otherwise becomes obligated to file reports under each of Section 13 of the Exchange Act or Section 15(d) of the Exchange Act (or upon receipt of prior written approval from the Board), no Owner shall Transfer any of such Owner’s LLC Interests to any other Person to the extent such Transfer would cause the Company to have, including as a result of passage of time and giving effect to the exercise of all Options and Convertible Securities, in excess of two-hundred-fifty (250) Holders of Record, calculated in accordance with Section 15(d) of the Exchange Act (or fifty (50) fewer than such other numbers of shareholders as may subsequently be set forth in Section 15(d), or any successor provision, from time to time of the Exchange Act, as the minimum number of Holders of Record or shareholders for a class of capital stock to require reporting under Section 15(d) of the Exchange Act). The Company and any transfer agent for the LLC Interests shall be entitled to enforce this provision (including by denying any requested Transfer of LLC Interests). The Company and any transfer agent for the LLC Interests shall determine the number of Holders of Record from time to time in consultation with Company counsel in order to give full effect to the restriction set forth in this Section 9.1(b). For the avoidance of doubt, this Section 9.1(b) shall not apply to a Transfer of LLC Interests in an IPO.

(c)           Notwithstanding anything to the contrary in this Agreement, no Owner shall Transfer any LLC Interests (i) to a Competitor or any Affiliate of a Competitor (except pursuant to a Drag-Along Sale) without the prior written consent of the Board (which may be given or withheld in the Board’s sole discretion) or (ii) if such Transfer would cause the Company to become subject to the registration requirements of the Investment Company Act of 1940, as amended.

(d)           Each Owner Transferring any LLC Interests as permitted by this Agreement shall use its reasonable best efforts to provide or cause to be provided to any prospective transferee of such Owner (subject to Section 11.1(f)) a copy of this Agreement (including by such proposed transferee receiving access to this Agreement pursuant to the Datasite).

(e)           To the fullest extent permitted by Applicable Law, any Transfer not in compliance with the provisions of this Agreement shall be void ab initio, unless and to the extent such Transfer is later approved by the Board.

Section 9.2            [Reserved.]

Section 9.3            Tag-Along Rights. Subject to Section 9.1, Section 9.3(i) and Section 9.6, if one or more Owner Groups (collectively, the “Tag-Along Seller”) propose to Transfer Units (other than Excluded Units or in connection with a Permitted Transfer), in one transaction or a series of related transactions, to any Prospective Buyer(s) (a “Tag-Along Sale”), then:

(i)         the Tag-Along Seller shall deliver or cause to be delivered a written notice of the terms and conditions of such proposed Tag-Along Sale (the “Tag-Along Notice”) to the Company and the Company shall promptly (and in any event within two (2) Business Days following receipt thereof) deliver or cause to be delivered to each 3% Holder (other than the Tag-Along Seller) (each, a “Tag-Along Offeree”), which Tag-Along Notice shall offer each Tag-Along Offeree the opportunity to participate in such Transfer in accordance with this Section 9.3 (the “Tag-Along Offer”); and

(ii)        each Tag-Along Offeree may elect, at its option, to participate on a pro rata basis (determined based on its ownership of Units relative to the ownership of Units held by the Tag-Along Seller and all Tag-Along Offerees) in the proposed Tag-Along Sale in accordance with this Section 9.3 (each such electing Tag-Along Offeree, a “Tagging Person”).

(b)           The Tag-Along Notice shall identify (i) the identity of the Prospective Buyer, (ii) the number of Units proposed to be sold by the Tag-Along Seller, (iii) the aggregate number of Units owned by the Tag-Along Seller, (iv) the per Unit consideration to be paid in such Tag-Along Sale, and (v) all other material terms and conditions of the Tag-Along Sale, including the form of the proposed sale agreement, if any, and the closing date of the proposed Tag-Along Sale, if known. Each Tag-Along Offeree shall have the right (a “Tag-Along Right”), exercisable by written notice (the “Tag-Along Response Notice”) given to the Tag-Along Seller within ten (10) Business Days after the date of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer the number of Units that such Tagging Person elects to include in the Tag-Along Sale (which shall not exceed the Tagging Person’s pro rata portion of Units (determined based on its ownership of Units relative to the ownership of Units held by the Tag-Along Seller and all Tagging Persons) and which shall be subject to reduction in accordance with Section 9.3(f)). Each Tag-Along Response Notice shall include appropriate instructions for payment or delivery of the aggregate consideration for the Units that the relevant Tagging Person is proposing to include in such Tag-Along Sale. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, any evidence of ownership of the Units of such Tagging Person to be included in the Tag-Along Sale reasonably required by the proposed transferee together with a limited power-of-attorney authorizing the Tag-Along Seller to execute transaction-related documents and Transfer such Units on the terms set forth in the Tag-Along Notice and such other documents as the Tag-Along Seller may reasonably request to facilitate such Transfer. Delivery of the Tag-Along Response Notice with such evidence of ownership and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons, subject to the provisions of this Section 9.3 and Section 9.5.

(c)           If, at the end of a 120-day period after the end of the Tag-Along Notice Period (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of ten (10) Business Days after all such approvals have been received, but in no event later than 180 days following the end of the Tag-Along Notice Period), the Tag-Along Seller has not completed the Transfer of all Units proposed to be sold by the Tag-Along Seller and all Tagging Persons (but subject to reduction of such number of Units in accordance with Section 9.3(f)) on substantially the same terms and conditions set forth in the Tag-Along Notice, then the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney and all applicable instruments that such Tagging Person delivered pursuant to Section 9.3(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, (ii) all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Units shall continue in effect and (iii) any sale of such Units shall again be subject to the provision of this Section 9.3 as a new Tag-Along Sale.

(d)          Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit to each Tagging Person the aggregate consideration for the Units of such Tagging Person Transferred pursuant thereto (but subject to reduction for any applicable escrows or holdbacks and any transaction expenses as determined in Section 9.5), with the cash portion of the purchase price paid in accordance with the instructions in the applicable Tag-Along Response Notice and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

(e)           If upon the expiration of the Tag-Along Notice Period any Owner entitled to elect to participate in the Tag-Along Sale shall not have elected to participate, such Owner shall be deemed to have irrevocably waived its rights under this Section 9.3 with respect to the Transfer of any Units pursuant to such Tag-Along Sale.

(f)           If the aggregate number of Units of all Tagging Persons and the Tag-Along Seller proposed to be included in the Tag-Along Sale exceeds the number of Units to be sold to the Prospective Buyer in such Tag-Along Sale, the Tag-Along Seller’s and each Tagging Person’s number of Units to be included in the Tag-Along Sale shall be reduced on a pro rata basis determined based on (i) the number of Units proposed to be included by such Owner multiplied by (ii) a fraction the numerator of which is the number of Units that can be sold to the Prospective Buyer in the Tag-Along Sale and the denominator of which is the total number of Units proposed to be included by all Owners.

(g)           Subject to Section 9.3(h), the Tag-Along Seller shall Transfer, on behalf of itself and each Tagging Person, the Units subject to the Tag-Along Offer and elected to be Transferred pursuant to this Section 9.3 on the terms and conditions set forth in the Tag-Along Notice within one hundred twenty (120) days (or such longer period as extended under Section 9.3(b)) after the end of the Tag-Along Notice Period.

(h)           Notwithstanding anything contained in this Section 9.3, if the Transfer of Units pursuant to Section 9.3 is not consummated for whatever reason there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons or any other Person (other than the obligation to return any limited powers-of-attorney and other documentation received by the Tag-Along Seller). The decision to effect or abandon a Transfer of Units pursuant to this Section 9.3 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller as are the terms of the Tag-Along Sale except, in the case of such terms, as otherwise set forth in this Section 9.3 or Section 9.5. For the avoidance of doubt, the Tag-Along Seller may not sell any of its Units in a Tag-Along Sale unless the purchaser buys the applicable Units of the Tagging Persons in accordance with this Section 9.3.

(i)            The provisions of this Section 9.3 shall not apply to any proposed Transfer of any Units by the Tag-Along Seller (A) pursuant to Section 9.4, (B) in or following an IPO or (C) to a Related Person of the Tag-Along Seller.

Section 9.4            Drag-Along Rights.

(a)           Subject to Section 9.5, if any Owner(s) holding (directly or indirectly) a majority of the aggregate number of Units (excluding Excluded Units) then issued and outstanding (collectively, the “Dragging Seller”) approve or agree to a bona fide arms’-length negotiated Company Sale to one or more purchasers that are not Related Persons of any Dragging Seller (a “Prospective Drag Purchaser”, and such Company Sale, a “Drag-Along Sale”), then the Dragging Seller may, at its option, exercise the rights set forth in this Section 9.4 (“Drag-Along Rights”).

(b)           Exercise. If the Dragging Seller wishes to exercise the Drag-Along Rights contained in this Section 9.4, then the Dragging Seller shall deliver a written notice (the “Drag-Along Sale Notice”) to the Company (which Drag-Along Sale Notice shall include an Ownership Statement from the Dragging Seller certifying as to the Dragging Seller’s ownership of a majority of the aggregate number of Units then issued and outstanding) at least ten (10) Business Days prior to the consummation of the Company Sale transaction, and the Company shall deliver a copy of such Drag-Along Sale Notice to each Owner other than the Dragging Seller (each, a “Dragged Person” and, together with the Dragging Seller, collectively, the “Drag-Along Sellers”) promptly (and in any event within ten (10) Business Days following receipt thereof). The Drag-Along Sale Notice shall set forth the principal terms and conditions of the proposed Company Sale, including (a) the form and structure of the proposed Company Sale, (b) the consideration to be received in the proposed Company Sale for the Units (including, if applicable, the formula by which such consideration is to be determined and the payment terms, including a description of any freely tradeable and marketable securities offered as consideration), (c) the name and address of the Prospective Drag Purchaser(s), (d) if known, the proposed date for the Company Sale, (e) the name of each Drag-Along Agent (as defined below) and (f) all other material terms and conditions of the Drag-Along Sale. Except to the extent waived by the party entitled to such consideration or as required by law, each Dragged Person shall receive the same form and amount (or the same option as to the form and amount to the extent permitted by law) of consideration per Unit to be received by the Dragging Seller for the Units in the Drag-Along Sale. Unless otherwise agreed by each Drag-Along Seller or unless Drag-Along Sellers are provided with the same option (to the extent permitted by law) for the form and amount of consideration to be received, any consideration consisting of freely tradeable and marketable securities shall be allocated among the Drag-Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag-Along Sellers.

(c)           Subject to the provisions of Section 9.5, each Dragged Person shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice. Each Drag-Along Seller shall vote (including acting by written consent, if requested) in favor of such Drag-Along Sale if any vote is held or requested in connection therewith and shall participate in such Drag-Along Sale as described in this Section 9.4. In furtherance of the provisions of this Section 9.4, each Dragged Person (on behalf of itself and its successors, heirs, legal representatives, and permitted assigns and transferees) hereby (i) irrevocably appoints each of the individuals identified as a “Drag-Along Agent” in the Drag-Along Sale Notice as his, her or its agent and attorney-in-fact (the “Drag-Along Agents”) (with full power of substitution) to execute all agreements, instruments and certificates and take all action necessary to effectuate any Drag-Along Sale as contemplated under this Section 9.4 (including to Transfer such Dragged Person’s Units on the terms set forth in the Drag-Along Sale Notice), (ii) grants to each Drag-Along Agent a proxy (which shall be deemed to be coupled with an interest and to be irrevocable) to vote (including acting by written consent, if requested) all Units having Voting Power held by such Person and exercise any consent rights applicable thereto in favor of any such Drag-Along Sale as provided in this Section 9.4; provided, however, that the Drag-Along Agents shall not exercise such powers-of-attorney or proxies with respect to any such Person unless such Person refuses or fails to comply with its obligations under this Section 9.4 within such period of time as may be reasonably specified by the Dragging Seller and (iii) agrees to refrain from exercising any dissenters’ rights or rights of appraisal under Applicable Law at any time with respect to, or otherwise bringing any litigation or taking any other action to challenge any Drag-Along Sale. Except as otherwise provided in this Agreement, each Dragged Person hereby revokes any and all previous proxies with respect to such Units (except as otherwise provided in this Agreement) and shall not hereafter, unless and until this Agreement terminates, purport to grant any other proxy or power of attorney with respect to any Units, deposit any of its Units into a voting trust or enter into any other agreement, arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such Units, in each case, with respect to any of the matters set forth herein. Each Dragged Person hereby covenants with the Company and the Dragging Seller: (a) to vote in opposition to any other proposal that could delay or impair the ability of the Company to consummate the Drag-Along Sale; (b) subject to Section 9.5, to execute and deliver all related documentation and take such other action in support of the Drag-Along Sale as shall reasonably be requested by the Company or the Dragging Seller in order to carry out the terms and provisions of this Section 9.4, including executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, other agreement, consent, waiver, governmental filing, Unit certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents or instruments. If a Dragged Person should fail to deliver such documentation to the Dragging Seller, the Company (subject to reversal under Section 9.4(d)) shall cause the books and records of the Company to show that such Units are bound by the provisions of this Section 9.4(a) and that such Units shall be deemed to be Transferred to the Prospective Drag Purchaser at the closing of the Drag-Along Sale.

(d)           The Dragging Seller shall have a period of one hundred twenty (120) days from the date of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, provided, that, if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received, but in no event later than 180 days following the date of the Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Dragging Seller shall return to each of the Dragged Persons all applicable instruments such Dragged Persons delivered for Transfer pursuant hereto, together with any other documents in the possession of the Dragging Seller executed by the Dragged Persons in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Units held (directly or indirectly) by the Dragged Persons shall again be in effect.

(e)           Concurrently with the consummation of the Drag-Along Sale pursuant to this Section 9.4, the Dragging Seller shall give notice thereof to the Dragged Persons, shall remit to each of the Dragged Persons that have surrendered the applicable instruments the total consideration (the cash portion of which is to be paid in accordance with such Dragged Person’s instructions for payment) for the Units of such Dragged Person Transferred pursuant to this Section 9.4 hereto (but subject to reduction for any applicable escrows or holdbacks and any transaction expenses as determined in Section 9.5) and shall furnish such other evidence of the completion and time of completion of the Drag-Along Sale and the terms thereof as may be reasonably requested by such Dragged Persons.

(f)            Notwithstanding anything contained in this Section 9.4, there shall be no liability on the part of the Dragging Seller to the Dragged Persons (other than the obligation to return the applicable instruments and documentation received by the Dragging Seller as set forth in Section 9.4(d)) or any other Person if the Drag-Along Sale pursuant to this Section 9.4 is not consummated for whatever reason, regardless of whether the Dragging Seller has delivered a Drag-Along Sale Notice. The decision to effect a Drag-Along Sale pursuant to this Section 9.4 by the Dragging Seller shall be in the sole and absolute discretion of the Dragging Seller as are the terms of the Drag-Along Sale except, in the case of such terms, as otherwise set forth in this Section 9.4 or Section 9.5.

(g)           No Other Consideration. No Drag-Along Seller nor any of its Related Persons (which, for the avoidance of doubt, will not include any member of management or any employee of the Company or any Subsidiary thereof) shall receive any direct or indirect consideration in connection with a Company Sale to which this Section 9.4 applies (including by way of fees, consulting arrangements or a non-compete payment) other than (i) consideration received in exchange for its Units on the terms described in the Drag-Along Sale Notice, (ii) reimbursement of expenses to the extent such fees and expenses are incurred for the benefit of all Dragged Persons and are not otherwise paid by the Company or another Person and (iii) customary arrangements that would not reasonably be considered as a means to circumvent the provisions of this Section 9.4(g), such as the indemnification of Managers.

(h)           The Drag-Along Seller may effect the Drag-Along Sale by means of a Business Combination, Unit Sale or Asset Sale or a combination thereof.

Section 9.5            Additional Conditions to Tag-Along Sales and/or Drag-Along Sales. Notwithstanding anything contained in Section 9.3 or Section 9.4, the rights and obligations of the Tagging Persons to participate in a Tag-Along Sale under Section 9.3 or a Dragged Person to participate in a Drag-Along Sale under Section 9.4 are subject to the following conditions:

(a)           in the event the consideration to be paid in exchange for Units pursuant to Section 9.3(d) or Section 9.4(e) includes any securities that are unregistered and a Member or Owner participating in such Tag-Along Sale or Drag-Along Sale (other than the Tag-Along Seller or Dragging Seller, respectively) is not an Accredited Investor, and securities issued to such Member or Owner cannot be issued pursuant to an exemption from registration under the Securities Act (including pursuant to Sections 3 or 4 thereof), the Tag-Along Seller or Dragging Seller, respectively, shall cause to be paid to such Member or Owner in lieu thereof an amount in cash equal to the fair market value of the securities (as determined by the Board) that such Member or Owner would otherwise receive as of the date of the issuance of such securities in such Transfer;

(b)           no Tagging Person or Dragged Person, as the case may be, shall be obligated to pay any fees or expenses (other than its own) incurred in connection with any consummated or unconsummated Tag-Along Sale or any consummated or unconsummated Drag-Along Sale, except each Tagging Person or Dragged Person, as the case may be, may be obligated to bear its pro rata share (based on the consideration paid for the Units Transferred) of the reasonable documented out-of-pocket fees and expenses incurred by the Tag-Along Seller or the Drag-Along Seller in connection with a consummated Tag-Along Sale or Drag-Along Sale to the extent such fees and expenses are incurred for the benefit of all Tagging Persons or Dragged Persons, as the case may be, and are not otherwise paid by the Company or another Person; and

(c)           in connection with any Tag-Along Sale or Drag-Along Sale, no Tagging Person or Dragged Person shall be required to (and no Tag-Along Seller or Dragging Seller through exercise of the applicable powers of attorney and proxy granted in connection therewith shall) (x) agree to a non-compete, non-solicit or other restrictive covenants or agreements other than customary confidentiality obligations (except that any Dragged Seller then-employed by the Company or one of its Subsidiaries may be required to enter into a customary non-solicit on terms no less favorable to the Dragged Seller than those applicable to the Dragging Seller), (y) enter into a lock-up provision with respect to any freely tradeable and marketable securities received as consideration in a Drag-Along Sale, or (z) make any representation or warranty with respect to such Transfer other than with respect to customary “fundamental” matters relating to such Tagging Person or Dragged Person, including its organizational status, authority, its participation in the transaction, the number of Units owned, its unencumbered ownership of its Units and noncontravention of other material agreements (but not, for the avoidance of doubt, with respect to the Company) and shall not otherwise be liable for any indemnity obligation (other than severally in connection with any such representation and warranty it makes as to itself) that is not provided by escrow, purchase price adjustment, indemnity holdback or similar mechanism; provided, that the aggregate amount of liability described in this clause in connection with any Tag-Along Sale or Drag-Along Sale shall not exceed the lesser of (i) other than any several liability in connection with any such representation and warranty it makes as to itself, such Tagging Person or Dragged Person’s pro rata portion of any such liability, to be determined in accordance with such Tagging Person or Dragged Person’s portion of the aggregate proceeds received in connection with such transaction and (ii) the net proceeds received by such Tagging Person or Dragged Person in connection with such transaction, other than, in each case, in the case of actual and intentional fraud of such Tagging Person or Dragged Person.

Section 9.6            Conditions Applicable to All Transfers. Notwithstanding anything to the contrary in Section 3.3 or otherwise in this Agreement, no Transfer of LLC Interests shall be recognized by the Company unless (i) such Transfer would not require registration under the Securities Act or violate any provisions of any applicable securities law or other Applicable Law; (ii) such Transfer would not violate either this Agreement or the laws, rules or regulations of any state or any Governmental Authority applicable to the transferor, the transferee or such Transfer; or (iii) such Transfer was not made to a Person who is the subject of any pending bankruptcy or insolvency proceedings, or to a Person who is a minor or who otherwise lacks legal capacity.

(b)          The direct transferee (i.e., a transferee that holds the LLC Interests directly after the Transfer and after taking into account Section 3.2(c) and not simply a Beneficial Interest therein) of any LLC Interests Transferred in accordance with this Article IX shall be admitted as a Member and shall be bound by this Agreement as a Member and Direct Owner. Any indirect transferee by a Beneficial Owner (i.e., a transferee that holds a Beneficial Interest in the LLC Interests after the Transfer and after taking into account Section 3.2(c)) of LLC Interests in accordance with this Article IX shall be bound by this Agreement as a Beneficial Owner.

(c)           Notwithstanding anything to the contrary in this Agreement, a transferee in a Transfer not prohibited by this Agreement shall execute and deliver a Joinder to the Company (which may, at the Company’s election, be on a “click-through” basis); provided, that whether or not a Joinder is executed and delivered by a transferee, to the fullest extent permitted by Applicable Law, such transferee shall be deemed to have made the representations and warranties to the Company set forth in Section 8.1 and to have become an Owner and be deemed to be subject to the terms and conditions of this Agreement applicable to Owners. Notwithstanding the foregoing or anything in this Agreement to the contrary, a transferor of Units will not be relieved of any liability for a breach of the Transfer provisions hereunder. In connection with any Transfer permitted under this Agreement, the transferor (which, in the case of a Transfer relating to LLC Interests held in DTC, shall mean the applicable Beneficial Owner) shall provide the Company with a written notice (a “Transfer Notice”) of such Transfer no later than three calendar days following such Transfer. The Transfer Notice shall include the number of LLC Interests, the date of the Transfer, the identity of the transferor and the transferee, an updated address for notices pursuant to Section 13.3, and any other information reasonably requested by the Company.

(d)           Except as otherwise set forth in this Agreement, a Transferring Member (other than Cede & Co. if admitted to this Agreement pursuant to Section 3.1(a)) or Owner will bear all costs for filing fees, applications, transfer, gains, stamp or similar taxes in connection with a Transfer by such Member or Owner (other than pursuant to a Drag-Along Sale) (collectively, “Transfer Costs”), and shall indemnify and hold harmless the Company for any such Transfer Costs; provided, that all other costs and expenses related to Transfers, including relating to lender approvals or consents and other costs incurred by the Company (including by legal counsel to the Company) shall be borne by the Company.

(e)           All LLC Interests issued to any Person that are certificated shall bear a legend (if certificated), or be evidenced by notations in a book entry system including a legend, in substantially the following form:

“THE LLC INTERESTS EVIDENCED HEREBY ARE SUBJECT TO VARIOUS CONDITIONS INCLUDING CERTAIN RESTRICTIONS ON ANY OFFER, SALE, DISPOSITION, TRANSFER AND VOTING AS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF ENVIVA, LLC (THE “COMPANY”), DATED AS OF DECEMBER 6, 2024, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME (THE “AGREEMENT”). NO REGISTRATION OR TRANSFER OF SUCH LLC INTERESTS WILL BE MADE ON THE BOOKS AND RECORDS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECORD OF SUCH LLC INTERESTS A COPY OF THE AGREEMENT CONTAINING THE ABOVE REFERENCED RESTRICTIONS UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(f)           All LLC Interests issued by the Company, unless such LLC Interests were issued in reliance on the exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code or, as determined by the Board, another exemption such that the Transfer of such LLC Interests is not restricted under U.S. federal securities law shall be evidenced by notations on the certificate, if any, representing such LLC Interests or in the applicable book entry system including a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. AS A CONDITION TO ANY TRANSFER, ENVIVA, LLC (THE ”COMPANY“) RESERVES THE RIGHT TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g)          As a condition precedent to any Transfer of LLC Interests bearing a restricted Securities Act legend, the Company may require an opinion of legal counsel reasonably satisfactory to it that registration under the Securities Act is not required; provided, the Company shall treat all similarly situated Owners and Members equally regarding whether to require an opinion. The Company can take such actions as it deems necessary to ensure compliance with the Securities Act, including establishing one or more separate CUSIP numbers for LLC Interests that may be restricted under U.S. federal securities law. Taking into account Applicable Law, the Company shall use commercially reasonable efforts (at the Company’s sole cost and expense) to remove the legend set forth in Section 9.6(f) above from LLC Interests bearing the same form after one (1) year following the issuance of such LLC Interests.

(h)          The Board may make any necessary modifications to the legends set forth in Section 9.6(e) and Section 9.6(f) for such legends to comply with Applicable Law or to achieve the purpose and intent of the Transfer restrictions set forth herein. If any LLC Interests cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Board, upon the written request of the holder thereof, shall amend the notations in the book entry system (or, if certificated, issue to such holder a new certificate) evidencing such LLC Interests accordingly.

(i)            Transfers of LLC Interests and admission of transferees as Members or Direct Owners or Beneficial Owners in accordance with this Article IX shall not be considered to be a Related Party Transaction, regardless of the identity of the transferor or transferee.

Article X
Waivers, Indemnification and Exculpation

Section 10.1            Waiver of Duties; Burden of Proof.

(a)           Each Covered Person (other than any Covered Person who is an employee, consultant or officer of the Company or an employee, consultant or officer of any of its Subsidiaries) shall, to the maximum extent permitted by the Act and other Applicable Law, owe no duties (including fiduciary duties) to the Members, the Owners, the Company, any Subsidiary of the Company, or any other Person bound by this Agreement, notwithstanding anything to the contrary existing at law, in equity or otherwise; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing and nothing in this Agreement shall preclude any Member or Owner from bringing an action alleging a breach of the implied contractual covenant of good faith and fair dealing or any breach of this Agreement.

(b)           To the maximum extent permitted by Law, the Company and each Member and Owner hereby waives any claim or cause of action against each Manager and each other Member or Owner (other than the officers in their capacities as such), and their respective Affiliates, employers, employees, agents and representatives for any breach of any fiduciary duty (including any claim for aiding and abetting a third-party’s breach of any fiduciary duty) to the Company or its Subsidiaries or their members or shareholders by any such Person, including as may result from a conflict of interest between the Company and its Subsidiaries or their members or shareholders and such Person or otherwise.

(c)           To the fullest extent permitted by law, and notwithstanding any other provision of this Agreement or any duty that would otherwise exist at law or in equity, the parties hereto agree that (i) in any proceeding relating to the determination of whether a Covered Person has met its duties (if any) under this Agreement or any Applicable Law, there shall be a presumption that such Covered Person has met such duties and (ii) any Person bringing or prosecuting any action, suit or proceeding directly in such Person’s own right or in the name or on behalf of the Company, the Member or the Owner (or any other Person that may have standing to bring or prosecute such action, suit or proceeding) challenging any determination or action, or decision not to act, of a Covered Person, will bear the burden of proving that such duties (if any) were not met.

(d)           To the fullest extent permitted by law, and notwithstanding any other provision of this Agreement or any duty (including any fiduciary duty) that would otherwise exist at law, in equity or otherwise, each Member and Owner (other than any Member or Owner who is an employee, consultant or officer of the Company or any of its Subsidiaries), in each case, acting in such capacity, in the exercise of its rights, powers and duties hereunder, may act and make decisions in the best interest of such Person, which may not be in the best interests of, and may be different from, in addition to, or adverse to, the Members, the Owners and any other Person bound by this Agreement.

(e)           This Section 10.1 is being adopted notwithstanding any duty (including any fiduciary duty) that would otherwise exist at law, in equity or otherwise.

Section 10.2            Waiver of Corporate Opportunities. Each of the Company, the Members and the Owners recognizes that one or more Persons, including the Managers (other than the CEO Manager), any of the Members or any of the Owners (but excluding any employees of the Company or any of its Subsidiaries) (collectively, “Non-Employee Persons”) have or may in the future have other business interests, activities and investments or opportunities with respect thereto, some of which may be in conflict or competition with the business of the Company, and that such Non-Employee Persons are entitled to carry on such other business interests, activities and investments and/or compete with the Company or pursue such opportunities, even if such interests, activities and investments are adverse to the interests of the Company or one or more of its Members or Owners, and shall have no obligation to present any such opportunities to the Company or any other Person (except to the extent that such opportunity was presented to a Manager expressly in such Person’s capacity as a Manager). Neither the Company, its Subsidiaries, the other Members and Owners nor any other Person shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company or any of its Subsidiaries, by a Non-Employee Person (or any of their Affiliates or any other Person with which such Non-Employee Person is acting) shall not be deemed wrongful or improper or constitute a breach of any duty or obligation (contractual, fiduciary or otherwise). Each of the Non-Employee Persons, in their sole discretion, may offer an opportunity to participate in any such business or venture to any Person, including any Members or Owners or their respective Affiliates without any duty or obligation to any other Person. The taking by any such Non-Employee Person (or its Affiliates or any other Person with which such Non-Employee Person is acting), or the offering or other transfer by any such Non-Employee Person to another Person, of any potential business opportunity shall not constitute or be construed or interpreted as (a) a breach or violation of any duty (contractual, fiduciary or otherwise, including any duty under this Agreement or any other Applicable Law) or (b) receipt by any such Non-Employee Person or its Affiliates or other Persons with which it is acting of an improper benefit, or an improper personal benefit, in money, property, services or otherwise. This Section 10.2 is being adopted notwithstanding any duty (including any fiduciary duty) that would otherwise exist at law, in equity or otherwise.

Section 10.3            Indemnification and Exculpation.

(a)           To the fullest extent permitted by law, the Company shall indemnify, hold harmless and defend each Covered Person from and against any and all losses, claims, damages, liabilities, whether joint or several, reasonable and documented expenses (including reasonable legal fees and expenses), judgments, fines and amounts paid in settlement (collectively, “Indemnified Losses”), incurred or suffered by such Covered Person, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not by or in the right of the Company, arising out of or in connection with any act or omission, or alleged act or omission, performed or omitted to be performed by such Covered Person in connection with or in any way related to the business or the operation of the Company or any Subsidiary of the Company, unless it is determined in a final, non-appealable judgment of a court of competent jurisdiction that the Indemnified Losses were the result of such Covered Person’s Malfeasance. Notwithstanding the foregoing, other than any claim to enforce its rights under this Article X, the Company shall not be obligated to indemnify any Covered Person in connection with any action, suit or proceeding initiated by such Covered Person unless the initiation of such action, suit or proceeding is approved by the Board.

(b)           No Covered Person shall be liable to the Company or to any Owner or Member for any loss or damage sustained by the Company or any Owner or Member, unless it is determined in a final, non-appealable judgment of a court of competent jurisdiction that the loss or damage shall have been the result of such Covered Person’s Malfeasance. The negative disposition of any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether by or in the right of the Company, by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Covered Person acted in a manner that constituted Malfeasance.

(c)           To the fullest extent permitted by Applicable Law, reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) incurred by a Covered Person in defending or otherwise participating in any claim, demand, action, suit or proceeding subject to this Section 10.3 shall be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount in the event it is ultimately determined that the Covered Person is not entitled to be indemnified therefor pursuant to this Section 10.1.

(d)           The Company hereby acknowledges that certain of the Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more other Persons (but not including any such other Person to the extent such Person would have an obligation to provide indemnification, advancement of expenses and/or insurance pursuant to a contractual obligation to the Company or any of its Subsidiaries) (collectively, the “Secondary Indemnitors”), which may include Persons who employ a Covered Person or of which a Covered Person is a partner or member or whose respective Affiliates, affiliated investment funds, managed funds and management companies, if applicable, have such Covered Person as a partner or member. The Company hereby agrees (i) that it is the indemnitor of first resort in respect of the matters in this Section 10.1 (i.e., the Company’s obligations to each Covered Person are primary and any obligation of the Secondary Indemnitors to advance expenses and/or provide indemnification for the same expenses and liabilities incurred by Covered Persons are secondary) and (ii) that it shall be required to advance the full amount of reasonable and documented expenses incurred by Covered Persons and shall be liable for the full amount of any Indemnified Losses to the extent legally permitted and as required by the terms of this Agreement or any other agreement between the Company and the relevant Covered Person, without regard to any rights that such Covered Person may have against any Secondary Indemnitor. The Company further agrees that no advancement or payment by any Secondary Indemnitor shall affect the foregoing and that any relevant Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of the relevant Covered Persons against the Company. The Company and each Covered Person agree that the Secondary Indemnitors are express third party beneficiaries of this Section 10.1.

(e)           The indemnification provided by this Section 10.1 shall be in addition to any other rights to which any Covered Person may be entitled under this Agreement or any other agreement with the Company or any other Person, as a matter of law or otherwise, and shall inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Covered Person.

Section 10.4           Insurance. The Company may, and in the case of Managers and officers, shall, purchase and maintain commercially reasonable levels of insurance on behalf of any Person who is or was a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such Person in any such capacity or arising out of such Person’s status as such, whether or not the Company would have the power to indemnify such Person against such liability under Applicable Law or this Article X.

Section 10.5           Rights to Rely on Reports; Other Matters.

(a)            No Covered Person shall be liable, responsible or accountable in damages or otherwise to the Company or any Owner or Member for any performance or omission to perform any acts in reliance on information, opinions, reports or statements presented by any other person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence.

(b)           Subject to Section 10.3(a), the Company may, by action of its Board, provide indemnification to such of the officers, Managers, directors, managers, employees, agents or other Representatives of the Company and its Subsidiaries, and such other Persons as the Board may determine, in each case, to such extent and to such effect as the Board shall determine to be appropriate.

(c)           Neither the amendment nor repeal of this Article X, nor, to the fullest extent permitted by the Act, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

(d)           The indemnification obligations set forth in this Article X shall survive the termination of this Agreement.

Article XI
Books of Account; Information rights; Confidentiality

Section 11.1          Maintenance of Books; Reports; Information Rights.

(a)          The Board shall maintain, or cause to be maintained, at the principal office of the Company (or such other place determined by the Board) appropriate books and records with respect to the Company’s business. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the records of the Members and the Owners of the LLC Interests, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books and records of the Company shall be maintained, for financial reporting purposes, as determined by the Board.

(b)          To the fullest extent permitted under Applicable Law, the Owners and Members hereby waive any right to obtain any information (including books, records and other documents) from the Company and, pursuant to Section 18-305(g) of the Act, the Owners and Members shall only have such rights to obtain information relating to the Company (including books, records and other documents) as expressly provided in Section 11.1(c).

(c)          Financial Information. Notwithstanding Section 11.1(b), Members and Owners (in each case other than Competitors without the Board’s consent) shall have access to, or be provided with, the following; provided, that (A) prior to the receipt by any Member or Owner of any of the documents set forth in clauses (i) through (ii) below, such Member or Owner shall have delivered to the Company (x) a customary non-disclosure agreement (which may be on a “click-through” basis) in a form reasonably acceptable to the Board and (y) a Joinder or other acknowledgement in writing (which may, at the Company’s election, be on a “click-through” basis) that such Member or Owner has received a copy of this Agreement and acknowledges that it is bound by the terms and conditions of this Agreement (including among others all applicable restrictions on Transfers and the provisions of Article VII, Article VIII, Article IX, Section 11.1(f), and Section 11.2) as an “Owner” and (B) the documents set forth in clauses (i) and (ii) below may be provided pursuant to the Datasite:

(i)         within 140 days after the end of each Fiscal Year (or 150 days after the end of the Fiscal Year ending December 31, 2024), commencing with the Fiscal Year ending December 31, 2024, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth, commencing with the financial statements with respect to the Fiscal Year ending December 31, 2024, in comparative form the figures as of the end of and for the previous year, in each case in accordance with GAAP; and

(ii)        within 90 days after the end of each of the first three quarterly periods of each Fiscal Year of the Company, commencing with the fiscal quarter ending March 31, 2025, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income for such quarter and the portion of the Fiscal Year through the end of such quarter, in each case in accordance with GAAP (subject to normal year-end audit adjustments and the lack of complete footnotes).

(d)          The Company may satisfy its obligations under Section 11.1(c)(i) and (c)(ii) by providing each Owner access to a confidential website such as Intralinks or Epiq and timely posting such information on such website (the “Datasite”), which Datasite will be accessible as promptly as practicable following the Effective Date.

(e)           The Company will use reasonable efforts hold a call after the end each fiscal quarter to discuss the financial performance of the Company during such prior fiscal quarter with Members and Owners (in each case other than Competitors without the Board’s consent) provided, that prior to participating in any such call, such Member or Owner shall have delivered to the Company (A) a customary non-disclosure agreement (which may be on a “click-through” basis) in a form reasonably acceptable to the Board and (B) a Joinder or other acknowledgement in writing (which may, at the Company’s election, be on a “click-through” basis) that such Member or Owner has received a copy of this Agreement and acknowledges that it is bound by the terms and conditions of this Agreement (including among others all applicable restrictions on Transfers and the provisions of Article VII, Article VIII, Article IX, and Section 11.2) as an “Owner.”

(f)           Information to Prospective Purchasers. A Member or Owner (including a Tag-Along Seller or a Dragging Seller) may, subject to this Section 11.1(f), provide the information provided pursuant to Section 11.1(c) or any other Confidential Information available to Members and Owners in their capacities as such (but not, for the avoidance of doubt, in their capacities as Managers or Board Observers, if applicable) to any bona fide prospective purchasers (other than Competitors (except in the case of a potential Transfer that the Member or Owner reasonably believes will constitute a Drag-Along Sale) without the Board’s consent) as follows: the Member or Owner will give prior written notice (or cause notice to be delivered) to the Company of the proposed transferees and, subject to Section 11.1(g), the Company will then, on behalf of such Member or Owner, send to the prospective purchaser by e-mail or other electronic communication a link to a website or other portal from which the applicable information and a copy of this Agreement may be accessed subject to (i) the execution by the prospective purchaser and the Company of a customary non-disclosure agreement in favor of the Company in a form reasonably acceptable to the Board (which may, at the Company’s election, be on a “click-through” basis) and (ii) an acknowledgement in writing (which may, at the Company’s election, be on a “click-through” basis) from such prospective purchaser that such prospective purchaser has received a copy of this Agreement and acknowledges that such prospective purchaser will be bound by the terms and conditions of this Agreement (including among others all applicable restrictions on Transfers and the provisions of Article VII, Article VIII, Article IX, Section 11.1(f), and Section 11.2) as an “Owner” if such prospective purchaser acquires any LLC Interests whether or not it executes a Joinder.

(g)           If a Member or Owner has “material non-public information” (“MNPI”) that is not subject to Section 11.1(f) and desires to share such MNPI with a bona fide potential purchaser, such Member or Owner shall inform the Board in writing of such desire prior to the disclosure and the Board shall determine in good faith whether it would be detrimental to the Company’s interests to disclose such MNPI to the bona fide prospective purchaser. If the Board determines in writing that such disclosure would not be detrimental to the Company’s interests, the Company shall work in good faith with such Member or Owner and the bona fide prospective purchaser to provide any such MNPI to the bona fide prospective purchaser as promptly as practicable. If the Board determines in writing that it would be detrimental to the Company’s interests to share such information, such MNPI shall not be provided to the bona fide prospective purchaser; provided, that upon the reasonable written request of such Manager or Owner, the Board shall reassess its determination as to the detrimental nature of sharing such MNPI with the bona fide prospective purchaser, and, if it determines that sharing is no longer detrimental to the Company’s interests, the Company shall proceed as set forth in the preceding sentence. Notwithstanding anything to the contrary in this Section 11.1(g), in no event will MNPI be provided to any Competitor or any Affiliate of a Competitor. The provisions set forth in this Section 11.1(g) shall not apply to a Drag-Along Sale.

(h)          Promptly after the Effective Date, the Company shall adopt an insider trading policy (the “Insider Trading Policy”) as approved by the Board. The Insider Trading Policy shall set forth the policies and procedures for the Company to confirm to Company Insiders that during certain periods such Company Insiders do not have MNPI (other than MNPI that is permitted to be disclosed to prospective purchasers pursuant to Section 11.1(f)) which are expected to generally include the periods following the time the Company makes available to Members and Owners the financial information contemplated by Section 11.1(c), in each case so long as the Managers and Board Observers do not at such time have material non-public information of the Company aside from the financial information contemplated by Section 11.1(c). The Company shall make reasonable efforts to approve trades by Managers, provided such trades are in compliance with this Agreement, the Insider Trading Policy and Applicable Law.

(i)        The Board may authorize the Company to make such information available as the Board approves to one or more Owners or Members and Related Persons as determined by the Board, and the fact that information was provided to any such Owner or Member and Related Persons will not entitle the other Owners or Members to the same information.

Section 11.2          Confidentiality.

(a)          General. Except as permitted pursuant to a written consent of the Board provided by the Company, each Owner, Member and their respective Affiliates shall, during the term of this Agreement and for eighteen (18) months thereafter, keep the Confidential Information confidential and use the Confidential Information only in connection with the transactions contemplated by this Agreement, its investment in the Company, and exercising and enforcing its rights under this Agreement; provided, that nothing herein shall prevent any Owner, Member or their respective Affiliates from disclosing Confidential Information:

(i)         to the extent required or requested by any order or request of any court or administrative agency (including any regulatory authority with jurisdiction over such Owner, Member or their respective Affiliates), or as may be required by Applicable Law in response to any summons or subpoena or in connection with any litigation or any similar legal process;

(ii)        to the extent required by Applicable Law or by the regulations, rules or policies of any applicable regulatory or self-regulatory body; provided, that the sharing of any Confidential Information in connection with a Transfer or prospective Transfer of LLC Interests shall be subject to Section 11.1;

(iii)       to the extent necessary in connection with the exercise of any remedy hereunder or as may be necessary in a claim in aid of arbitration, or to obtain urgent measures or protection, or for enforcement of an arbitral award;

(iv)       to such Owner’s or Member’s (or its Related Persons’) Representatives that need to know such information and whom such Owner, Member or Related Person, as applicable, shall instruct to observe the terms of this Section 11.2;

(v)        as may be required in connection with an audit by any taxing authority;

(vi)       in accordance with Section 11.1(f); and

(vii)      to the extent required to be included in tax returns or financial statements (including footnotes thereto) or other required governmental filings or provided in connection with general examinations of such Person not specifically related to the ownership of LLC Interests;

provided, that, in the case of clauses (i), (ii), and (v), such Owner or Member shall (with any costs and expenses related thereto to be the sole responsibility of the Company) (A) notify the Company of the proposed disclosure as far in advance of such disclosure as is reasonably practicable and legally permissible, (B) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment when and if available, (C) limit the disclosure to that required by law and, to the extent permitted under Applicable Law, ensure that the name, address and all other identifying information of the other Owners and Members and their respective Affiliates shall first be redacted, removed or omitted as appropriate, (D) to the extent practicable, take into account the comments of the Company in respect of such disclosure, (E) reasonably cooperate with the Company in protecting against disclosure, and (F) take reasonable efforts to obtain assurances that confidential treatment will be accorded to the disclosed Confidential Information; and provided, further, that notwithstanding anything to the contrary in this Agreement, each Owner and each Member (and any employee, Representative, or other agent of such Owner or Member) may disclose to any and all Persons, without limitation of any kind, information regarding the U.S. federal tax treatment and tax structure of the transactions contemplated by this Agreement; provided, however, that information regarding the U.S. federal tax treatment and tax structure of the transactions contemplated by this Agreement shall not include the name, address or other identifying information of the other Owners and Members and their respective Affiliates.

(b)          Press Release; Communications. Any general notices, releases, statements or communications to the general public or the press relating to this Agreement and/or any related documents and/or, to the extent related thereto, the Members and Owners and/or their Affiliates, and/or the transactions contemplated by any of the foregoing and/or the business or management of the Company, shall be made only at such times and in such manner as determined by the Board; provided, that an Owner or Member may disclose to third parties that it is a Member or Owner of the Company.

Article XII
Duration and Termination of Company

Section 12.1          Events Causing Dissolution and Winding Up. The Company shall be dissolved only upon the occurrence of any of the following events (“Dissolution Event”):

(a)          an election to dissolve the Company by the Board that is approved by Members holding a majority of the Voting Power;

(b)          the final decree of judicial dissolution of the Company under Section 18-802 of the Act; and

(c)          the Company ceasing to have any Members, unless a Person is admitted as a Member to the Company and the Company is continued without dissolution in accordance with the Act.

No Member, Owner or Manager shall seek dissolution of the Company other than based on the matters set forth above and agrees not to seek dissolution under the Act. The bankruptcy, insolvency or dissolution of an Owner or Member, as applicable, shall not, in and of itself, cause the Owner or Member, as applicable, to cease to be an Owner or Member, as applicable, of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

Section 12.2          Liquidation and Winding Up. Upon the occurrence of a Dissolution Event, the Company shall be liquidated and the Board (or other Person designated by the Board or a decree of court, in each case, acting as the “liquidating trustee” of the Company within the meaning of the Act) shall wind up the affairs of the Company. In such case, the Board (or such other Person designated by the Board or a decree of court) shall have the authority, in its sole and absolute discretion, to sell the Company’s assets and properties or distribute them in kind. The Board or other Person winding up the affairs of the Company shall promptly proceed to the liquidation of the Company. In proceeding with the winding-up process, it is the Members’ and Owners’ objective that the winding-up process for the Company shall be completed within three (3) years following the sale of the Company’s last asset (assuming that the Company and its Subsidiaries are not then parties to any outstanding litigation which has not been resolved). In a liquidation, the assets and property of the Company shall be distributed in the following order of priority:

(a)          to creditors of the Company, including Members and Owners who are creditors, to the extent otherwise permitted by Applicable Law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

(b)          the balance, if any, to each Member on a pro rata basis among Members (based on LLC Interests held directly, it being understood that to the extent applicable, the treatment of distributions to Cede & Co. are addressed in Section 3.5(g)), subject to the preferential or other rights of any Members of other Equity Securities then outstanding.

Section 12.3          Certificate of Formation. Upon the completion of the winding up of the Company, including the distribution of Company cash and property as provided in Section 12.2 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company’s existence shall be taken by the Board or such other Person winding up the affairs of the Company, including the filing of a certificate of cancellation with the Secretary of State of the State of Delaware.

Section 12.4          Termination of the Agreement. All provisions of this Agreement shall terminate upon the earlier to occur of (i) termination of the Company in accordance with Applicable Law (ii) the consummation of an IPO of the Company (or its successor entity pursuant to Section 7.1) or (iii) the consummation of a Drag-Along Sale, except as expressly provided otherwise herein (including in Section 7.2, Section 7.3, Section 10.5(d), and Section 11.2) and no termination will relieve any party of any liability or any breach prior to termination.

Article XIII
General

Section 13.1          Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles of such State.

Section 13.2          Forum, Venue and Jurisdiction.

(a)           Except as otherwise set forth in Section 10.1, each Member and each Owner:

(i)        irrevocably agrees that, unless the Company (through the approval of the Board) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Members or Owners or of Members or Owners to the Company, or the rights or powers of, or restrictions on, the Owners, Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a duty owed by any Manager, officer or other employee of the Company or any Covered Person, (D) asserting a claim arising pursuant to any provision of the Act or (E) asserting a claim governed by the internal affairs doctrine, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims; provided, that if and only if the Court of Chancery of the State of Delaware dismisses any such claims, suits, actions or proceedings for lack of subject matter jurisdiction, such claims, suits, actions or proceedings may be brought in another state or federal court sitting in the State of Delaware;

(ii)        irrevocably submits, unless the Company (through the approval of the Board) consents in writing to the selection of an alternative forum, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claim, suit, action or proceeding; provided, that if and only if the Court of Chancery of the State of Delaware dismisses any such claims, suits, actions or proceedings for lack of subject matter jurisdiction, it irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware;

(iii)       irrevocably agrees not to, and irrevocably waives any right to, assert in any such claim, suit, action or proceeding that it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware (unless the Company (through the approval of the Board) consents in writing to the selection of an alternative forum) or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed (unless the Company (through the approval of the Board) consents in writing to the selection of an alternative forum); provided, that if and only if the Court of Chancery of the State of Delaware dismisses any such claims, suits, actions or proceedings for lack of subject matter jurisdiction, then it irrevocably agrees not to, and irrevocably waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of any state or federal court sitting in the State of Delaware, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; and

(iv)       consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, that nothing in this Section 13.2 shall affect or limit any right to serve process in any other manner permitted by Applicable Law.

(b)          Specific Enforcement. Each party acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement may be inadequate and, in recognition of this fact, any party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

(c)          Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.3          Notices. Any notice, demand, request, report, information or document (each, a “Notice”) required or permitted to be given or made to a Member or Owner under this Agreement, to the extent permitted under Delaware Law, shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member or Owner at the address set forth in the Company records or if admitted as a Member pursuant to Section 3.1(a), to Cede & Co. at the address to be set forth in its signature page to this Agreement, as applicable (provided, that if a Notice is to be delivered to Cede & Co., the Company shall post a copy of such Notice to the Datasite on the same day as delivery to Cede & Co.). Any Notice or payment shall be deemed conclusively to have been given or made to the Member or Owner, and any obligation to give such Notice or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such Notice or payment to the Member or Owner of such LLC Interests at its address as shown on the records of the Company or if admitted as a Member pursuant to Section 3.1(a), to Cede & Co. (provided, that if a Notice is to be delivered to Cede & Co., the Company shall post a copy of such Notice to the Datasite on the same day as delivery to Cede & Co.) at the address set forth in its signature page to this Agreement (or, in the case of access via the Internet as set forth in the following sentence, upon sending the e-mail set forth in the following sentence), regardless of any claim of any Person who may have an interest in such LLC Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, any such Notice shall be deemed given or made if it is made available via the Datasite (including if access is available only by the Member or Owner agreeing to a customary non-disclosure agreement on a “click-through” basis) and e-mail notice of such availability is sent to the Member or Owner at the e-mail address set forth in the Company records. An affidavit or certificate of making or giving of any Notice or payment in accordance with the provisions of this Section 13.3 executed by the Company, a Manager or the mailing organization shall be prima facie evidence of the giving or making of such Notice or payment. If any Notice or payment addressed to a Member or Owner at the address appearing on the books and records of the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such Notice or payment and any subsequent Notice or payment shall be deemed to have been duly given or made without further mailing (until such time as such Member or Owner, or another Person notifies the Company of a change in the address of such Member or Owner) if they are available for the Members or Owners at the principal office of the Company for a period of one year from the date of the giving or making of such Notice or payment to the other Members and Owners. If the e-mail notice of access via the Datasite is properly sent in accordance with the sentence two sentences above and the e-mail is not received (and regardless of whether a “bounce back” message is received), such Notice and any subsequent Notices shall be deemed to have been duly given or made without further e-mailing (until such time as such Member, Owner or another Person notifies the Company in writing of a change in the e-mail address of such Member or Owner) if they are available for the Members and Owners at the principal office of the Company for a period of one year from the date of the giving or making of such Notice to the other Members and Owners.

Any notice to the Company shall be deemed given if received by the Company at the principal office of the Company designated pursuant to Section 2.5. The Board may rely on and shall be protected in relying on any notice or other document from a Member, Owner or other Person if believed by it to be genuine. The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication. Notwithstanding the foregoing, if the LLC Interests are issued through DTC, such Notices will also be given or made concurrently to the indirect holders of such LLC Interests through the Datasite.

Section 13.4          Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 13.5          Amendment; Waiver.

(a)          Except as otherwise specifically provided herein and subject to Section 6.4, this Agreement may be amended, restated or modified from time to time only with the prior written consent of the Company and Owners holding a majority of the LLC Interests then outstanding.

(b)          Unless expressly set forth herein, no provision of this Agreement may be waived except pursuant to a written instrument signed by the party or parties hereto against whom enforcement of such waiver is sought. The waiver by any party of any provision of this Agreement is effective only in the instance and only for the purpose that it is given and does not operate and is not to be construed as a further or continuing waiver of such provision or as a waiver of any other provision. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 13.6          Headings. The headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

Section 13.7          Counterparts. This Agreement may be executed in several counterparts, each of which be deemed an original but all of which shall constitute one and the same instrument. An electronic PDF or electronic signature of an executed counterpart of this Agreement shall be deemed an original. For the avoidance of doubt, a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission, including via DocuSign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement. This Agreement and any additional information incidental hereto may be maintained as electronic records. No party will raise the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each party forever waives any such defense.

Section 13.8          Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is held to be illegal, invalid or unenforceable for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by Applicable Law and, in any event, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remainder of this Agreement, provided, however, that the Owners and Members shall negotiate in good faith to amend this Agreement to modify any such illegal, invalid or unenforceable provision in order to carry out the Owners’ and Members’ intent and agreement as embodied herein to the maximum extent permitted by law.

Section 13.9          Binding Agreement; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than pursuant to Article X hereof).

Section 13.10          Assignment. Except as specifically provided herein, no party under this Agreement may assign its rights and obligations hereunder without the prior written consent of the Board; provided, however, that upon a Transfer by a Member or Owner of its ownership of LLC Interests in compliance with this Agreement, its rights and obligations under this Agreement to the extent related to such LLC Interests will be assigned to and assumed by the transferee but no such assignment and assumption will release any transferor or Member or Owner of any liability for any prior breach of the Agreement or of its obligations under Section 13.3.

Section 13.11         Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board and any officer authorized by the Board to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board or any officer as if it were the Company’s sole party in interest, both legally and beneficially. In no event shall any Person dealing with the Board or any officer or their respective Representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Board or any officer or their respective Representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board or any officer or their respective Representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 13.12         No Partition. Except as otherwise expressly provided in this Agreement, each of the Owners and Members in such capacity hereby irrevocably waives any right or power that such Owners or Members might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any Applicable Law, or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation or termination of the Company. Each of the Owners and Members has been induced to enter into this Agreement in reliance upon the waivers set forth in this Section 13.12, and without such waivers, no Owner or Member would have entered into this Agreement. No Owner or Member shall have any interest in any specific assets of the Company.

Section 13.13         Non-Recourse. Notwithstanding anything to the contrary contained in this Agreement, recourse for the payment or performance of the obligations of any Member or Owner under the terms of this Agreement shall be limited solely to the Member or Owner and no direct or indirect member, partner, shareholder, principal, officer, Manager, employee or affiliate of a Member or Owner shall have any personal liability for the payment or performance of any obligations under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ENVIVA, LLC

By:	/s/ Jason Paral
Name:	Jason Paral
Title:	Executive Vice President, Chief Legal Officer, and Secretary

[Signature Page to Enviva, LLC Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

[Owners omitted]

[Signature Page to Enviva, LLC Agreement]

Schedule 1

Initial Managers

[omitted]

Schedule 2

Initial Members

[omitted]

Schedule 3

Competitors

[omitted]

Exhibit A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

ENVIVA, LLC

AND

THE OTHER PARTIES LISTED

ON SCHEDULE I HERETO

dated as of

December 6, 2024

TABLE OF CONTENTS

Page

1.	Definitions	3
2.	Demand Registration	9
3.	Shelf Registration Statements	12
4.	Procedures for Underwritten Offerings	13
5.	Grace Periods	15
6.	Piggyback Registration	16
7.	Registration Procedures	19
8.	Registration Expenses	23
9.	Lockups	24
10.	Indemnification	24
11.	Section 4(a)(7), Rule 144 and Rule 144A; Other Exemptions	27
12.	Transfer of Registration Rights	27
13.	Further Assurances	28
14.	In-Kind Distributions	28
15.	Miscellaneous	28

REGISTRATION RIGHTS AGREEMENT
OF
ENVIVA, LLC

This Registration Rights Agreement (including all exhibits hereto and as may be amended, supplemented or amended and restated from time to time in accordance with the terms hereof, this “Agreement”) is made and entered into as of December 6, 2024, by and among Enviva, LLC, a Delaware limited liability company (including any of its successors by merger, acquisition, reorganization, conversion, division or otherwise, the “Company”), the other parties signatory hereto and any additional parties identified on the signature pages of any joinder agreement executed and delivered pursuant hereto.

WHEREAS, Enviva, Inc. and certain of its Affiliates filed that Amended Joint Chapter 11 Plan of Reorganization of Enviva Inc. and Its Debtor Affiliates [Docket No. 1150] (as may be amended, supplemented, or otherwise modified from time to time, including all exhibits, schedules, supplements, appendices, annexes, and attachments thereto, the “Plan”) in the United States Bankruptcy Court for the Eastern District of Virginia (Alexandria Division) on October 4, 2024;

WHEREAS, on November 14, 2024, the Bankruptcy Court entered the Order Confirming the First Amended Joint Chapter 11 Plan of Reorganization of Enviva Inc. and its Debtor Affiliates [Docket No. 1393];

WHEREAS, the Plan provides that on the Plan Effective Date (as defined below), the adoption of this Agreement shall have been deemed authorized and approved in all respects and this Agreement shall be effective;

WHEREAS, the Company and the Holders (as defined below) are entering into this Agreement in furtherance of the Plan; and

WHEREAS, the Company and the other parties hereto desire to provide for, among other things, the grant of certain registration rights to the Holders with respect to the Registrable Securities.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Holders agree as follows:

1.            Definitions. Capitalized terms used and not otherwise defined herein that are defined in the LLC Agreement (as defined below) have the meanings given such terms in the LLC Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 15(d).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person). For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly (including through one or more intermediaries), of the power or authority to direct or cause the direction of management of such Person, whether through the ownership of voting securities, by contract or otherwise. The Company and its subsidiaries and controlled Affiliates shall not be considered Affiliates of any Holder or of any Holder’s Affiliates for purposes of this Agreement.

3

“Agreement” has the meaning set forth in the Recitals.

“Alternative IPO Entity” has the meaning set forth in Section 4(f).

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.

“beneficially own” (and related terms such as “beneficial ownership” and “beneficial owner”) shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.

“Board” means the Board of Managers of the Company or any authorized committee thereof.

“Bought Deal” has the meaning set forth in Section 6(a).

“Business Day” means any day, other than a Saturday or Sunday or a day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization, division or otherwise.

“Company Common Equity” means the equity interests of the Company designated as “Common Units” which will be comprised of one class of limited liability company membership interests and the equity interests of any successor entity to the Company or Affiliate of the Company formed for the purpose of pursuing a financing, initial public offering, direct listing, or any other Alternative IPO Entity (such equity interests, “Successor Equity”).

“Counsel to the Holders” means (i) with respect to any Demand Registration, one law firm selected by the Holders holding a majority of the Registrable Securities initially requesting such Demand Registration and (ii) with respect to any Underwritten Takedown or Piggyback Offering, in each case other than a Demand Registration, one law firm selected by the Majority Holders.

4

“Demand Registration” means a Shelf Demand Registration or a Non-Shelf Demand Registration.

“Demand Registration Request” means a Shelf Demand Registration Request or a Non-Shelf Demand Registration request.

“Disproportionately Affected Holder” has the meaning set forth in Section 15(i).

“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” has the meaning set forth in Section 8.

“Form S-1” means Form S-1 under the Securities Act, or any other form hereafter adopted by the Commission for the general registration of securities under the Securities Act.

“Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-3.

“Form S-4” means Form S-4 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-4.

“Form S-8” means Form S-8 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-8.

“Grace Period” has the meaning set forth in Section 5(a)(ii).

“Holder” or “Holders” means (i) any beneficial owner of Registrable Securities that is a party to this Agreement and that together with their Holder Group beneficially owns more than 3% of the Company Common Equity, including any Holder that is set forth on Schedule I hereto, and their respective assignees and/or transferees permitted hereunder, and (ii) any beneficial owner of Registrable Securities that is designated as a “Holder” by the Board, together with its respective assignees and/or transferees. For avoidance of doubt, a Person shall cease to be a Holder hereunder at such time as it ceases to beneficially own any Registrable Securities.

“Holder Group” means each Holder, together with its Affiliates that are also Holders.

“Indemnified Party” has the meaning set forth in Section 10(c).

“Indemnifying Party” has the meaning set forth in Section 10(c).

5

“Initial Public Offering” or “IPO” means (i) an initial direct listing of the Company Common Equity that results in such Company Common Equity being listed on the New York Stock Exchange or the Nasdaq Stock Market LLC, (ii) an underwritten offering which is an initial public offering of the Company Common Equity pursuant to an effective Registration Statement filed under the Securities Act that results in such Company Common Equity being listed on the New York Stock Exchange or the Nasdaq Stock Market LLC (which excludes, among others, a registration of Company Common Equity (A) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee equity plan or other employee benefit arrangement), (B) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 or any successor rule thereto), or (C) in connection with any dividend reinvestment or similar plan), or (iii) the closing of a business combination (in the form of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination) with or into a special purpose acquisition company or “blank-check” company (or a subsidiary thereof) (collectively, a “SPAC”) after which the Company Common Equity, the common equity securities of the SPAC or a subsidiary thereof, or any other Successor Equity are listed on the New York Stock Exchange or the Nasdaq Stock Market LLC.

“Initial Shelf Registration Statement” means the Shelf Registration Statement which may be filed by the Company following the completion of an Initial Public Offering.

“LLC Agreement” means the Limited Liability Company Agreement of the Company dated December 6, 2024, as amended.

“Losses” has the meaning set forth in Section 10(a).

“Majority Holders” means (i) with respect to any Underwritten Offering initiated at the request of one or more Holders, the Holders holding a majority of the Registrable Securities to be included in such Underwritten Offering held by all Holders that have made the request requiring the Company to conduct such Underwritten Offering (but not including any Holders that have exercised “piggyback” rights hereunder to be included in such Underwritten Offering) and (ii) with respect to any Piggyback Offering other than an Underwritten Offering initiated at the request of one or more Holders, the Holders holding a majority of the Registrable Securities to be included in such Piggyback Offering.

“Non-Shelf Demand Registration” has the meaning set forth in Section 2(a).

“Non-Shelf Demand Registration Request” has the meaning set forth in Section 2(a).

“Opt-Out Notice” has the meaning set forth in Section 6(e).

“Other Holders” has the meaning set forth in Section 4(d).

“Participating Holder” has the meaning set forth in Section 4(g).

6

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 6(a).

“Piggyback Offering” has the meaning set forth in Section 6(a).

“Plan” has the meaning set forth in the Recitals.

“Plan Effective Date” shall mean the date on which the Plan becomes effective.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all exhibits and documents incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Public Offering” means a public offering and sale of Company Common Equity pursuant to an effective registration statement filed under the Securities Act; provided, that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4, or an employee benefit plan pursuant to a registration statement on Form S-8.

“Registrable Securities” means, collectively, any Company Common Equity held directly or indirectly by a Holder or any Affiliate or Related Fund of any Holder as of the Plan Effective Date (or, with respect to any Person who is a Holder by reason of clause (ii) in the definition of Holder, on such date as approved by the Board) and any other securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any Company Common Equity by way of conversion, exercise, dividend, unit split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities are sold or disposed of pursuant to an effective Registration Statement, (ii) the date on which such securities are disposed of pursuant to Rule 144 or Rule 145 (or any similar provision then in effect) promulgated under the Securities Act, or (iii) the date on which such Registrable Securities are held by the Company or one of its Affiliates; provided further, however, that, except as described above, Registrable Securities shall not otherwise cease to constitute Registrable Securities due solely to the fact that such securities may be sold without restriction by the Commission.

7

“Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, any Shelf Registration Statement), amendments and supplements to such registration statements, including post-effective amendments, all exhibits and documents incorporated by reference or deemed to be incorporated by reference in such registration statements.

“Related Fund” means, with respect to any Person, any Affiliate (including at the institutional level) of such Person or any fund, account (including any separately managed account) or investment vehicle that is controlled, managed, advised or sub-advised by such Person, an Affiliate of such Person or by the same investment manager, advisor or subadvisor as such Person or an Affiliate of such Person.

“Related Party” has the meaning set forth in Section 15(f).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 145” means Rule 145 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Selling Stockholder Questionnaire” has the meaning set forth in Section 4(g).

“Shelf Demand Registration” has the meaning set forth in Section 2(a).

“Shelf Demand Registration Request” has the meaning set forth in Section 2(a).

“Shelf Registration Statement” means a Registration Statement filed with the Commission in accordance with the Securities Act for the offer and sale of securities on a continuous or delayed basis pursuant to Rule 415.

“SPAC” has the meaning set forth in the definition of “Initial Public Offering.”

“Successor Equity” has the meaning set forth in the definition of “Company Common Equity.”

“Threshold” has the meaning set forth in Section 2(a).

“Trading Day” means a day during which trading in the Company Common Equity occurs in the Trading Market, or if the Company Common Equity are not listed on a Trading Market, a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the OTC Markets Group marketplace on which the Company Common Equity are listed or quoted for trading on the date in question.

“Transfer” has the meaning set forth in Section 12.

“Underwritten Offering” means an offering of Registrable Securities under a Registration Statement in which the Registrable Securities are sold to an underwriter for reoffering to the public.

“Underwritten Takedown” has the meaning set forth in Section 4(a).

2.             Demand Registration.

(a)           At any time following the first anniversary of the effective date of an Initial Public Offering, any Holder, Holder Group, group of Holders or group of Holder Groups that in the aggregate hold at least 10.0% of the Company Common Equity may request in writing (each such request a “Shelf Demand Registration Request”) that the Company effect the registration on a Shelf Registration Statement of the offer and sale of all or part of such Holder’s, Holder Group’s or Holders’, as applicable, Registrable Securities with the Commission under and in accordance with the provisions of the Securities Act (each, a “Shelf Demand Registration”). At any time following the first anniversary of the effective date of an Initial Public Offering, any Holder, Holder Group, group of Holders or group of Holder Groups that in the aggregate hold at least 25.0% of the of the Company Common Equity (the “Threshold”) may request in writing (each such request a “Non-Shelf Demand Registration Shelf Request”) that the Company effect the registration (other than pursuant to a Shelf Registration Statement) of the offer and sale of all or part of such Holder’s, Holder Group’s or Holders’, as applicable, Registrable Securities with the Commission under and in accordance with the provisions of the Securities Act (each, a “Non-Shelf Demand Registration”); provided that the Threshold shall be reduced by 5.0% on each anniversary of the Initial Public Offering after the one year anniversay thereof until the fourth anniversary when it will be reduced to 10.0% and after such fourth anniversary it shall not be further reduced below 10.0%.

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In the case of all Demand Registrations, the Company will file a Registration Statement covering the offer and sale of such Holder’s or Holder Group’s Registrable Securities requested to be registered no later than thirty (30) days after it receives such request, and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective, as promptly as practicable after filing (and, for the avoidance of doubt, shall use commercially reasonable efforts to respond to outstanding comments of the Commission relating to such Registration Statement as quickly as practicable); provided, however, that the Company will not be required to file a Registration Statement pursuant to this Section 2(a) with respect to any Registrable Securities requested to be registered that are already covered by an existing and effective Registration Statement if such Registration Statement may be utilized for the offer and sale of such Registrable Securities requested to be registered in the manner so requested.

Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to effect more than two (2) Demand Registrations in any twelve (12) month period (and for the avoidance of doubt, offerings pursuant to Shelf Registration Statements and Piggyback Offerings shall not be considered Demand Registrations for purposes of this limit); provided, however that a Demand Registration shall not be considered made for purposes hereof unless the requested Registration Statement has been declared effective by the Commission and at least 65% of the amount of Registrable Securities requested to be included in such Registration Statement have been disposed of pursuant to such Registration Statement.

(b)            A Demand Registration Request shall specify the then-current name and address of such Holder or Holders, the aggregate number of Registrable Securities requested to be registered, the total number of Registrable Securities then beneficially owned by such Holder, Holder Group or Holders, as applicable, and the intended means of distribution. If at the time the Demand Registration Request is made the Company appears, based on public information available to such Holder, Holder Group or Holders, as applicable, to be eligible to use Form S-3 for the offer and sale of the Registrable Securities, the Holder, Holder Group or Holders, as applicable, making such request may request that the registration be in the form of a Shelf Registration Statement (for the avoidance of doubt, the Company shall not be under the obligation to file a Shelf Registration Statement on Form S-3 if, upon the advice of its counsel, it is not eligible to make such a filing).

(c)            The Company may satisfy its obligations under Section 2(a) hereof by amending (to the extent permitted by applicable law and the rules and regulations of the Commission) any registration statement previously filed by the Company under the Securities Act, so that such amended registration statement will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand Registration Request has been properly made under this Section 2. If the Company so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of Section 2(a) hereof.

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(d)            Within five (5) Business Days after receiving a Demand Registration Request, the Company shall give written notice of such request to all other Holders of Registrable Securities and shall, subject to the provisions of Section 4(d) in the case of an Underwritten Offering, include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the Company’s giving of such notice, provided that such Registrable Securities are not already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered in the manner so requested.

(e)            The Company will use commercially reasonable efforts to keep a Registration Statement that has become effective as contemplated by this Section 2 continuously effective, available for use, and in compliance with the provisions of the Securities Act, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the date that all Registrable Securities covered by such Registration Statement shall cease to be Registrable Securities. In the event that such Registration Statement is on Form S-1, the Company will use commercially reasonable efforts to convert such Registration Statement to a Shelf Registration Statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3. The Company will also use its commercially reasonable efforts to file any replacement or additional Registration Statement and use commercially reasonable efforts to cause such replacement or additional Registration Statement to become effective prior to the expiration of the initial Registration Statement filed pursuant to Demand Registration Request.

(f)            If a Registration Statement filed pursuant to this Section 2 is an Initial Shelf Registration Statement on Form S-1, then for so long as any Registrable Securities covered by the Initial Shelf Registration Statement remain unsold, the Company will file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law (other than any Form 8-K required to be filed under Item 2.02 or 7.01 thereof), any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that the Initial Shelf Registration Statement shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (or in the case of any prospectus, in light of the circumstances such statements were made), and the Company complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that these obligations remain subject to the Company’s rights under Section 5 of this Agreement.

(g)            If a Registration Statement filed pursuant to this Section 2 is a Shelf Registration Statement, then upon the demand of one or more Holders, the Company shall facilitate a “takedown” of Registrable Securities in the form of an Underwritten Offering, in the manner and subject to the conditions described in Section 4 of this Agreement, provided that the Registrable Securities requested to be sold by the Holders in such “takedown” shall have an anticipated aggregate offering price (before deducting underwriting discounts and commission) of at least $25 million.

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3.             Shelf Registration Statements.

(a)            For so long as any Registrable Securities remain outstanding following an Initial Public Offering, the Company shall use its commercialy reasonable efforts to become eligible and/or maintain its eligibility to register the Registrable Securities on Form S-3.

(b)            For so long as any Registrable Securities remain outstanding following an Initial Public Offering, if there is not an effective Registration Statement which includes the Registrable Securities that are currently outstanding, the Company shall, upon the request of a Holder, if the Company is eligible to register such Holder’s Registrable Securities on Form S-3, promptly file a Shelf Registration Statement on Form S-3 registering such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable.

(c)            For so long as any Registrable Securities covered by such Shelf Registration Statement remain unsold, the Company will file any supplements to the Prospectus or post-effective amendments required to be filed by applicable law in order to incorporate into such Prospectus any Current Reports on Form 8-K necessary or required to be filed by applicable law (other than any Current Reports on Form 8-K required to be filed under Item 2.02 or 7.01 thereof), any Quarterly Reports on Form 10-Q or any Annual Reports on Form 10-K filed by the Company with the Commission, or any other information necessary so that such Shelf Registration Statement shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (or in the case of any prospectus, in light of the circumstances such statements were made), and the Company complies with its obligations under Item 512(a)(1) of Regulation S-K; provided, however, that, in each case, these obligations remain subject to the Company’s rights under Section 5 of this Agreement.

(d)            Upon the request of any Holder whose Registrable Securities are not included in the Shelf Registration Statement at the time of such request, the Company shall amend the Shelf Registration Statement to include the Registrable Securities of such Holder if the rules and regulations of the Commission would permit the addition of such Registrable Securities to the Shelf Registration Statement; provided that the Company shall not be required to amend the Shelf Registration Statement more than once during any 90-day period.

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4.             Procedures for Underwritten Offerings.

The following procedures shall govern Underwritten Offerings following registration on a registration statement on Form S-1 that is not a Shelf Registration Statement pursuant to Section 2(a) and Underwritten Offerings pursuant to Section 4(a) or Section 2(g), whether in the case of an Underwritten Takedown or otherwise.

(a)            In the case of Registrable Securities registered on a Shelf Registration Statement, as the case may be, upon the demand of one or more Holders, the Company shall facilitate a “takedown” of Registrable Securities in the form of an Underwritten Offering (each, an “Underwritten Takedown”), in the manner and subject to the conditions described in this Section 4, provided that the Registrable Securities requested to be sold by the Holders in such “takedown” shall have an anticipated aggregate gross offering price (before deducting underwriting discounts and commission) of at least $25 million.

(b)            The Majority Holders shall select one or more investment banking firm(s) of national standing to be the managing underwriter or underwriters for any Underwritten Offering pursuant to a Demand Registration Request or an Underwritten Takedown with the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)            All Holders proposing to distribute their securities through an Underwritten Offering, as a condition for inclusion of their Registrable Securities therein, shall agree to enter into an underwriting agreement with the underwriters; provided, however, that the underwriting agreement is in customary form and reasonably acceptable to the Company and the Majority Holders and provided further, however, that no Holder of Registrable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters or provide any indemnification to any person other than with respect to customary matters regarding such Holder’s ownership of its Registrable Securities to be sold or transferred, such Holder’s power and authority to effect such transfer and such matters pertaining to compliance with securities laws as may be reasonably requested.

(d)            Notwithstanding anything to the contrary herein, if the managing underwriter or underwriters for an Underwritten Offering pursuant to a Demand Registration or an Underwritten Takedown advises the Holders that the total amount of Registrable Securities or other Company Common Equity permitted to be registered is such as to materially adversely affect the success of such Underwritten Offering, the number of Registrable Securities or other Company Common Equity to be registered on such Registration Statement or Underwritten Takedown, as the case may be, will be reduced as follows: first, the Company shall reduce or eliminate the securities of the Company to be included by any Person other than a Holder (any such Person, an “Other Holder”) or otherwise voluntarily included by the Company; second, the Company shall reduce or eliminate any securities of the Company to be included by the Company; and third, the Company shall reduce the number of Registrable Securities to be included by Holders on a pro rata basis based on the total number of Registrable Securities requested by the Holders to be included in the Underwritten Offering.

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(e)            As soon as practicable, but not more than five (5) Business Days after receiving a request for an Underwritten Offering constituting a “takedown” from a Shelf Registration Statement, the Company shall give written notice of such request to all other Holders, and subject to the provisions of Section 4(d) hereof, include in such Underwritten Offering all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the Company’s giving of such notice; provided, however, that such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered.

(f)            In the event that the Company elects to effect an underwritten registered offering or a direct listing of equity securities of any subsidiary, parent or other successor entity of the Company, or to effect, directly or indirectly, a merger, capital stock exchange, asset acquisition, asset sale, stock purchase, reorganization, redomestication or other similar transaction, with or into a special purpose acquisition company, “blank-check” company, holding company or other Person (each of the foregoing, an “Alternative IPO Entity” and collectively, “Alternative IPO Entities”), rather than receiving registration rights with respect to Company Common Equity, the parties shall cause the Alternative IPO Entity to enter into an agreement with the Holders that provides the Holders with registration rights with respect to equity securities of the Alternative IPO Entity (whether common stock, ordinary shares or similar, in which event references to “Company Common Equity” will be read mutatis mutandis as such securities) that such Holders beneficially own that are substantially the same as, and in any event no less favorable in the aggregate to, the rights provided in this Agreement.

(g)            Other than any Holder that indicates to the Company in writing that it does not wish to be named as a “selling stockholder” in any applicable Registration Statement, each Holder agrees to furnish to the Company a completed customary selling stockholder questionnaire (a “Selling Stockholder Questionnaire”) in accordance with the final paragraph of Section 6, including, for the avoidance of doubt, the number of Registrable Securities that it wishes to include for registration on such Registration Statement (any Holder that returns such Selling Stockholder Questionnaire in accordance with Section 6, a “Participating Holder”). At least five (5) Business Days before filing the Registration Statement, the Company will furnish to each Participating Holder a copy of a draft of the “Selling Stockholder” and “Plan of Distribution” sections for review and approval, which approval shall not be unreasonably withheld or delayed, and any objections to such draft disclosures must be lodged within three (3) Business Days of such Participating Holder’s receipt thereof.

(h)            The Company will not be required to undertake an Underwritten Offering pursuant to Section 4(a) or Section 2(g) if the Company has undertaken an Underwritten Offering, whether for its own account or pursuant to this Agreement, within the one hundred twenty (120) days preceding the date of the request to the Company for such Underwritten Offering.

(i)            Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to effect more than three (3) such Underwritten Offerings in a twelve (12) month period; provided that an Underwritten Offering shall not be considered made for purposes of this Section 4(i) unless it has resulted in the disposition by the Holders of at least 65% of the amount of Registrable Securities requested to be included subject to any reduction under Section 4(d) hereof.

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5.             Grace Periods.

(a)            Notwithstanding anything to the contrary herein,

(i)            the Company shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the Commission, suspend the use of, a Registration Statement (including the Prospectus included therein) if in the good faith judgment of the Board, such registration, offering or use would reasonably be expected to materially affect in an adverse manner or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner; and

(ii)            at any time after a Registration Statement has been declared effective by the Commission and there is no duty to disclose under applicable law, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time would, in the good faith judgment of the Board, adversely affect the Company (the period of a postponement or suspension as described in clause (i) and/or a delay described in this clause (ii), a “Grace Period”), provided however, that in the event such Registration Statement relates to a Demand Registration Request or an Underwritten Offering pursuant to Section 4(a) or Section 2(g), then the Holders initiating such Demand Registration Request or such Underwritten Offering, shall be entitled to withdraw the Demand Registration Request or request for the Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 2(a) or Section 4(i) and the Company shall pay all registration expenses in connection with such registration.

(b)            The Company shall promptly notify the Holders in writing of the existence of the event or material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to any Holder, without the express consent of such Holder) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, use commercially reasonable efforts to terminate a Grace Period as promptly as practicable and notify the Holders in writing of the date on which the Grace Period ends.

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(c)            The duration of any one Grace Period shall not exceed sixty (60) days, and the aggregate of all Grace Periods in total during any three hundred sixty-five (365) day period shall not exceed ninety (90) days. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) of Section 5(b) and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) of Section 5(b) and the date referred to in such notice.

6.             Piggyback Registration.

(a)            In addition to the Holders’ rights pursuant to Section 4(e), if at any time, and from time to time, the Company proposes to:

(i)            file a registration statement under the Securities Act with respect to Company Common Equity of the Company or any securities convertible or exercisable into Company Common Equity (other than with respect to a registration statement (i) on Form S-8 or any successor form thereto, (ii) on Form S-4 or any successor form thereto or (iii) another form not available for registering the Registrable Securities for sale to the public), whether or not for its own account; or

(ii)            conduct an underwritten offering constituting a “takedown” of a class of Company Common Equity or any securities convertible or exercisable into Company Common Equity registered under a shelf registration statement previously filed by the Company;

the Company shall give written notice (the “Piggyback Notice”) of such proposed filing or underwritten offering to each Holder or Holder Group as soon as practicable but not less than five (5) Business Days before the anticipated filing date of the registration statement or prospectus supplement (which shall be the preliminary prospectus supplement, if one is used in the “takedown”), as applicable, (provided that in the case of a “bought deal,” “registered direct offering” or “overnight transaction” (a “Bought Deal”), such Piggyback Notice shall be given not less than two (2) Business Days prior to the expected date of commencement of marketing efforts). Such notice shall include the number and class of securities proposed to be registered or offered, the proposed date of filing of such registration statement or the conduct of such underwritten offering, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the front cover page of the registration statement (or, in the case of an underwritten offering, would appear on the front cover page of the prospectus or prospectus supplement, as applicable), and shall offer the Holder, Holder Group or Holders, as applicable the opportunity to register or offer such amount of Registrable Securities as each Holder may request on the same terms and conditions as the registration or offering of the other securities being registered thereunder (a “Piggyback Offering”). Subject to Section 6(b), the Company will include in each Piggyback Offering all Registrable Securities for which the Company has received written requests for inclusion within three (3) Business Days after the date the Piggyback Notice is given (provided that in the case of a Bought Deal, such written requests for inclusion must be received within one (1) Business Day after the date the Piggyback Notice is given); provided, however, that in the case of the filing of a registration statement, such Registrable Securities are not otherwise registered pursuant to an existing and effective Shelf Registration Statement under this Agreement, but in such case, the Company shall include such Registrable Securities in such underwritten offering if the Shelf Registration Statement may be utilized for the offering and sale of the Registrable Securities requested to be offered (without regard to the limitations on participation in Underwritten Offerings set forth in Section 4(a)); provided further, however, that in the case of an underwritten offering in the form of a “takedown” under a shelf registration statement, such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be offered. The Company shall select one or more investment banking firms of national standing to be the managing underwriter or underwriters for the any such underwritten offering.

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(b)            The Company will cause the managing underwriter or underwriters of the proposed offering to permit the Holders that have requested Registrable Securities to be included in the Piggyback Offering to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company; provided, however, that any underwriting agreement to be signed is in customary form and provided further, however, that no Holder of Registrable Securities shall be required to make any representations or warranties to the Company or the underwriters or provide any indemnification to any person other than with respect to customary matters regarding such Holder’s ownership of its Registrable Securities to be sold or transferred, such Holder’s power and authority to effect such transfer and such matters pertaining to compliance with securities laws as may be reasonably requested. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advises the Company and the selling Holders in writing that, in its view, the total amount of securities that the Company, such Holders and Other Holders propose to include in such offering is such as to materially adversely affect the price, timing or distribution of such underwritten offering, then:

(i)            if such Piggyback Offering is an underwritten primary offering by the Company for its own account, the Company will include in such Piggyback Offering: (i) first, all securities to be offered by the Company; (ii) second, up to the full amount of securities requested to be included in such Piggyback Offering by the Holders, allocated pro rata among such Holders on the basis of the amount of securities requested to be included therein by each such Holder; and (iii) third, up to the full amount of securities requested to be included in such Piggyback Offering by all Other Holders; provided that the Registrable Securities of the selling Holders included in the Piggyback Offering will not be reduced below 30% of the total amount of securities to be offered in the Piggyback Offering.

(ii)            if such Piggyback Offering is an underwritten secondary offering for the account of Other Holders exercising “demand” rights not contemplated by this Agreement, the Company will include in such registration: (i) first, all securities of the Other Holders exercising such “demand” rights requested to be included therein; (ii) second, up to the full amount of securities requested to be included in such Piggyback Offering by the Holders entitled to participate therein, allocated pro rata among such Holders on the basis of the amount of securities requested to be included therein by each such Holder; (iii) third, up to the full amount of securities proposed to be included in the registration by the Company; and (iv) fourth, up to the full amount of securities requested to be included in such Piggyback Offering by the Other Holders entitled to participate therein, allocated pro rata among such Other Holders on the basis of the amount of securities requested to be included therein by each such Other Holder;

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such that, in each case, the total amount of securities to be included in such Piggyback Offering is the full amount that, in the view of such managing underwriter, can be sold without materially adversely affecting the success of such Piggyback Offering.

(c)            If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason not to register or delay the registration of the Piggyback Offering, the Company may, at its election, give notice of its determination to all Holders, and in the case of such a determination, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned or delayed Piggyback Offering, without prejudice.

(d)            Any Holder of Registrable Securities requesting to be included in a Piggyback Offering may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw from that registration, at least three (3) Business Days prior to the anticipated Effective Date of the Registration Statement filed in connection with such Piggyback Offering, or in the case of a Piggyback Offering constituting a “takedown” off of a shelf registration statement, at least three (3) Business Days prior to the anticipated date of the filing by the Company under Rule 424 of a prospectus supplement (which shall be the preliminary prospectus supplement, if one is used in the “takedown”) with respect to such offering; provided, however, that the Holder’s request be made in writing and the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that Piggyback Offering.

(e)            Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Company at any time requesting that such Holder not receive notice from the Company of any proposed registration or offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

(f)            No registration of Registrable Securities under this Section 6 shall be deemed to have been effected pursuant to Section 2 hereof or shall relieve the Company of its obligations under Section 2 or hereof.

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7.             Registration Procedures.

If and when the Company is required to effect any registration under the Securities Act as provided in this Agreement, the Company shall use its commercially reasonable efforts to:

(a)            prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its commercially reasonable efforts to cause such Registration Statement to become and remain effective, subject to the limitations contained herein;

(b)            prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein, or such Registration Statement is withdrawn in accordance with the terms of this Agreement;

(c)            before filing a Registration Statement or Prospectus or any amendments or supplements thereto (except for any amendment or supplement as a result of the filing of a periodic report, current report or any other document required to be filed by the Company under the Exchange Act), at the Company’s expense, furnish to the Holders whose securities are covered by the Registration Statement copies of all such documents, other than exhibits and documents that are incorporated by reference into such Registration Statement or Prospectus, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email), and afford Counsel to the Holders a reasonable opportunity to review and comment on such documents; and in connection with the preparation and filing of each such Registration Statement prepared in connection with an Underwritten Offering pursuant to this Agreement, upon reasonable advance notice to the Company, give each of the foregoing such reasonable access to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of Counsel to the Holders and the underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and Exchange Act, and upon reasonable advance notice to the Company and during normal business hours, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of Counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act; provided that as a condition to being provided any confidential information, any such Holder gaining access to information regarding the Company pursuant to this Section 7(c) shall agree to enter into a customary confidentiality agreement with the Company.

(d)            notify each selling Holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed (except for any supplement as a result of the filing of a periodic report, current report or any other document required to be filed by the Company under the Exchange Act);

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(e)            with respect to any offering of Registrable Securities, furnish to each selling Holder of Registrable Securities, and the managing underwriters for such Underwritten Offering, if any, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(f)            register or qualify all Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, keep such registration or qualification in effect for so long as such Registration Statement remains in effect and take any other action that may be necessary or reasonably advisable to enable such Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 7(f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

(g)            subject to Section 7(f) of this Agreement, cause all Registrable Securities included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Company or Counsel to the Holders of Registrable Securities included in such Registration Statement to enable such Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(h)            with respect to any Underwritten Offering, obtain and, if obtained, furnish to each Holder that is named as an underwriter in such Underwritten Offering and each other underwriter thereof, a signed:

(i)            opinion of outside counsel for the Company (including a customary 10b-5 statement), dated the date of the closing under the underwriting agreement and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such underwriters, if any; and

(ii)            “comfort” letter, dated the date of the underwriting agreement and brought down to the date of the closing of the Underwritten Offering and addressed to the underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountant customarily given in such an offering) in form and substance to such Holder and any other underwriters, in each case, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to underwriters in such types of offerings of securities;

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(i)            cooperate with each Holder participating as a selling shareholder in any Underwritten Offering and each underwriter in such Underwritten Offering, if any, participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(j)            notify each Holder of Registrable Securities included in such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and for which the Company chooses to suspend the use of the Registration Statement and Prospectus in accordance with the terms of this Agreement, and, at the written request of any such Holder, promptly prepare and furnish (at the Company’s expense) to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (subject to Section 5 of this Agreement);

(k)            notify the Holders of Registrable Securities included in such Registration Statement promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(l)            advise the Holders of Registrable Securities included in such Registration Statement promptly after the Company receives notice or obtains knowledge of any order suspending the effectiveness of a registration statement relating to the Registrable Securities at the earliest practicable moment and promptly use its commercially reasonable efforts to obtain the withdrawal of such order;

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(m)            otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering of Registrable Securities, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first (1st) full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(n)            provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof and a CUSIP and ISIN number for all Registrable Securities no later than the Effective Date;

(o)            make such representations and warranties to the Holders participating as selling stockholders in any registration under the Securities Act as provided in this Agreement and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in Public Offerings;

(p)            enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as the Holders beneficially owning a majority of the Registrable Securities included in a Registration Statement or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification; and provide reasonable cooperation, including causing at least one (1) executive officer and at least one (1) senior financial officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested in an Underwritten Offering; provided, however, that the Company shall have no obligation to participate in more than three (3) such “road shows” requested hereunder in any twelve (12)-month period, such participation shall not unreasonably interfere with the business operations of the Company and the Company shall have no obligation to participate in more than one (1) such “road show” during any ninety (90) day period;

(q)            if reasonably requested by the managing underwriter(s) or the Holders beneficially owning a majority of the Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the plan of distribution for such shares of Registrable Securities provided to the Company in writing by the managing underwriters and the Holders holding a majority of the Registrable Securities being sold and that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information;

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(r)            cooperate with the Holders of Registrable Securities included in a Registration Statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such share amounts and registered in such names as the managing underwriters, or, if none, the Holders beneficially owning a majority of the Registrable Securities being offered for sale, may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters;

(s)            cause all Registrable Securities included in a Registration Statement to be listed on a Trading Market on which similar securities issued by the Company are then listed, if at all, or quoted; and

(t)            otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

In addition, at least fifteen (15) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder in writing of the information the Company requires from that Holder, including the information requested in the Selling Stockholder Questionnaire, which shall be completed and delivered to the Company promptly upon request and, in any event, within five (5) Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling stockholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any written requests for further information as reasonably requested by the Company and, if an Underwritten Offering, entered into an underwriting agreement with the underwriters in accordance with Section 4(c). If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall be permitted to exclude such Holder from being a selling security-holder in the Registration Statement or any pre-effective or post-effective amendment thereto. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 7 will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

8.            Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts, fees or selling commissions or broker or similar commissions or fees (which shall be borne by Participating Holders on a pro rata basis), or transfer taxes of any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, all registration and filing fees and expenses (including, without limitation, fees and expenses with respect to filings required to be made with any Trading Market on which the Company Common Equity are then listed for trading, if any, or quoted, with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company and any reasonable and documented fees and disbursements of counsel for the underwriters or Holders in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the underwriters or the Holders, as applicable) and if not previously paid by the Company in connection with an issuer filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with the Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any free writing prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders holding a majority of the Registrable Securities included in the Registration Statement), messenger, telephone and delivery expenses, all fees and disbursements of counsel for the Company, all fees and expenses incurred by the Company in connection with any road show for Underwritten Offerings, Securities Act liability insurance, if the Company so desires such insurance, all rating agency fees and fees associated with making the Registrable Securities eligible for trading through The Depository Trust Company, if any, and fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company will pay the reasonable and documented fees and disbursements of Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or free writing prospectus hereunder or any Underwritten Offering.

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9.             Lockups.

(a)            In connection with any Underwritten Offering, each Holder agrees to execute a customary lockup agreement with respect to the Company Common Equity and any other equity securities of the Company in favor of the underwriters for such offering, provided that such lockup agreement shall be on terms substantially similar to that signed by the Comopany’s executive officers and directors.

(b)            In connection with any Underwritten Offering, the Company agrees to execute a customary clear market agreement in favor of the underwriters in any relevant offering to such effect, which will include customary exceptions.

10.            Indemnification.

(a)            Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, investment manager, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, investment manager, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and investigation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to which any of them may become subject, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of an event of the type specified in Section 7(j) or a transaction or sale by such Holder in violation of Section 15(d), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 15(d) below, but only if and to the extent that following the receipt of the Advice, the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 10(c)), shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Company may otherwise have. Paragraph (a) of this Section 10 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

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(b)            Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its respective directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to which any of them may become subject, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of an event of the type specified in Section 7(j) or a transaction or sale by such Holder in violation of Section 15(d), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 15(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 10(c)), shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Holder may otherwise have.

(c)            Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party in its ability to defend such action.

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An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inapprorpiate due to actual or potential differing interests between such parties; provided, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for any one Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include any recovery (including any statement as to an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the Indemnifying Party at the time of settlement.

Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 10(c)) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 10, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d)            Contribution. If a claim for indemnification under Section 10(a) or (b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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11.            Section 4(a)(7), Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Section 4(a)(7) of the Securities Act, Rule 144 and Rule 144A and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Company without registration, until such time as when no Registrable Securities remain outstanding, the Company covenants that it will use commercially reasonable efforts to, if it is subject to the reporting requirement of Section 13 or 15(d) of the Exchange Act, file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, or, if it is not subject to the reporting requirement of Section 13 or 15(d) of the Exchange Act, make available information necessary to comply with Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A, if available, with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time, or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

12.            Transfer of Registration Rights. Any Holder may freely assign its rights hereunder on a pro rata basis in connection with any sale, transfer, assignment, or other conveyance (any of the foregoing, a “Transfer”) of Registrable Securities to any transferee or assignee, including any Affiliate or Related Fund of any Holder; provided, that all of the following additional conditions are satisfied: such transferee or assignee agrees in writing to become subject to the terms of this Agreement (including through the execution of a joinder to this Agreement substantially in form attached hereto as Exhibit A in accordance with Section 15(k)); the Company is given written notice by such Holder of such Transfer, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned and provide the amount of any other capital stock of the Company beneficially owned by such transferee or assignee; and prior to an IPO, such Transfer is effected in accordance with and in compliance with the transfer requirments and restrictions in the LLC Agreement; provided further, that any rights assigned hereunder shall apply only in respect of the Registrable Securities that are Transferred (and any securities that may be issuable in respect of such Registrable Securities, whether upon conversion, exercise, or otherwise) and not in respect of any other securities that the transferee or assignee may hold and any Registrable Securities that are Transferred may cease to constitute Registrable Securities following such Transfer in accordance with the terms of this Agreement.

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13.            Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

14.            In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to such Holder’s direct or indirect equityholders, provided that, prior to an IPO, such distribution is otherwise in compliance with the LLC Agreement and the recipient or recipients of such distribution execute and deliver to the Company a joinder to the LLC Agreement (which may, at the Company’s election, be on a “click-through” basis), the Company will reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Registrable Securities without restrictive legends, except as set forth in the LLC Agreement and to the extent the restrictions set forth therein are no longer applicable).

15.            Miscellaneous.

(a)            Aggregation of Registrable Securities. All Registrable Securities owned or acquired by any Holder or any of its Affiliates or Related Funds shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

(b)            Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c)            Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in each Registration Statement.

(d)            Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of a Grace Period or any event of the kind described in Section 7(j), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

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(e)            Number of Registrable Securities Outstanding. In order to determine the number of Registrable Securities outstanding at any time, and subject to Section 15(a) in all respects, upon the reasonable written request of the Company to Holders, each Holder shall promptly, and in any event within ten (10) Business Days of receipt of such request, inform the Company of the number of Registrable Securities that such Holder owns and that the Company may conclusively rely upon any certificate provided under this Agreement for the purpose of determining the number of such Registrable Securities.

(f)            No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Holders may be partnerships or limited liability companies, each of the Holders and the Company agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Holder’s former, current or future direct or indirect equity-holders, controlling persons, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (each, a “Related Party” and collectively, the “Related Parties”), in each case other than the current or former Holders or any of their respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the the Holders under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 15(f) shall relieve or otherwise limit the liability of the Company or any current or former Holder, as such, for any breach or violation of its obligations under this Agreement or such agreements, documents or instruments.

(g)            Preservation of Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any current or future-holder of any securities of the Company that would allow such current or future-holder to require the Company to include securities in a Shelf Registration Statement, or in any Piggyback Offering on a basis that is on parity with or superior to, the Piggyback Offering rights granted to the Holders pursuant to Section 6 of this Agreement.

(h)            No Inconsistent Agreements. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, into any agreement with respect to its securities which is inconsistent with or grants registration rights that are more favorable than the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, unless any such more favorable rights are concurrntly added to the rights granted hereunder.

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(i)            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding a majority of the then outstanding Registrable Securities; provided, however, that any party may give a waiver as to itself; provided further, however, that no amendment, modification, supplement, or waiver that materially and adversely affects a particular Holder (in its capacity as a beneficial owner of Registrable Securities) (a “Disproportionately Affected Holder”) in a manner disproportionate to the manner in which it affects other Holders (in their capacities as beneficial owners of Registrable Securities) shall also require the prior written consent of such Disproportionately Affected Holder (provided that if any amendment, modification, supplement, or waiver materially and adversely affects a group of Disproportionately Affected Holders in a manner disproportionate to the manner in which it affects other Holders (in their capacities as beneficial owners of Registrable Securities), such amendment, modification, supplement, or waiver shall require only the prior written consent of Disproportionately Affected Holders comprising such group holding a majority of the Registrable Securities held by such Disproportionately Affected Holders comprising such group; provided further, that the waiver of any provision with respect to any Registration Statement or offering may be given by Holders holding a majority of the then outstanding Registrable Securities entitled to participate in such offering or, if such offering shall have been commenced, having elected to participate in such offering. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders holding a majority of the Registrable Securities outstanding at such time to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(j)            Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) at the following address (or at such other address as may be specified by like notice):

(i)            If to the Company:

Enviva, LLC
7500 Old Georgetown Rd. Suite 1400

Bethesda, MD 20814
Attn: Jason E. Paral, Chief Legal Officer
Telephone: (240) 482-3854
Email: jason.paral@envivabiomass.com

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(ii)            If to the Holders (or to any of them), notice shall be given in accordance with the terms of the LLC Agreement.

If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(k)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any trustee in bankruptcy). In addition, and whether or not any express assignment shall have been made in accordance with Section 12, the provisions of this Agreement which are for the benefit of the Holders of Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent beneficial owner of any Registrable Securities (or of such portion thereof); provided, that such subsequent beneficial owner of Registrable Securities shall be required to execute a joinder to this Agreement substantially in form attached hereto as Exhibit A, agreeing to be bound by its terms. No assignment or delegation of this Agreement by the Company, or any of the Company’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holders holding 66 2/3% of all Registrable Securities at such time; provided, further, however, that no such assignment or delegation that materially and adversely affects, a Disproprionately Affected Holder (in its capacity as a beneficial owner of Registrable Securities) in a manner disproportionate to the manner in which it affects other Holders (in their capacities as beneficial owners of Registrable Securities) shall also require the prior written consent of such Disproportionately Affected Holder, provided that if any assignment or delegation materially and adversely affects a group of Disproportionately Affected Holders in a manner disproportionate to the manner in which it affects other Holders (in their capacities as beneficial owners of Registrable Securities), such assignment or delegation shall require only the prior written consent of Disproportionately Affected Holders comprising such group holding a majority of the Registrable Securities held by such Disproportionately Affected Holders comprising such group (other than an assignment in connection with the reincorporation of the Company or its businesses in another jurisdiction).

(l)            Execution and Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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(m)            Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties to this Agreement consents and agrees that any action to enforce this Agreement or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Agreement, shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State Court sitting in New York City. The parties hereto consent and agree to submit to the exclusive jurisdiction of such courts. Each of the parties to this Agreement waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that such party and such party’s property is immune from any legal process issued by such courts or any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The parties hereby agree that mailing of process or other papers in connection with any such action or proceeding to an address provided in writing by the recipient of such mailing, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service in the manner herein provided.

(n)            Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(o)            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(p)            Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

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(q)            Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(r)            Termination. The obligations of the Company with respect to any particular Holder and of such Holder, other than those obligations contained in Section 10 and this Section 15, shall terminate with respect to the Company and such Holder as soon as such Holder no longer beneficially owns any Registrable Securities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

ENVIVA, LLC

By:
Name:
Title:

34

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

[HOLDER]

By:
Name:
Title:

35

Schedule I

HOLDERS:

[omitted]

36

EXHIBIT A

FORM OF JOINDER

THIS JOINDER (this “Joinder”) to the Registration Rights Agreement dated as of December 6, 2024, by and among Enviva, LLC, a Delaware limited liability company (the “Company”), and the Holders of Registrable Securities (the “Registration Rights Agreement”), is made and entered into as of [ ], by and between the Company and [ ] (the “Assuming Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

WHEREAS, the Assuming Holder has acquired certain Registrable Securities from [ ].

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Joinder hereby agree as follows:

1.            Agreement to be Bound. The Assuming Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

2.            Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and the Assuming Holder and its successors, heirs and assigns.

3.            Notices. For purposes of Section 15(j) (Notices) of the Registration Rights Agreement, all notices, requests and demands to the Assuming Holder shall be directed to:

[Name]
[Mailing Address]
[Email]

4.            Execution and Counterparts. This Joinder may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.            Governing Law. The provisions of Section 15(m) (Governing Law; Venue) and Section 15(n) (Waiver of Jury Trial) of the Registration Rights Agreement are incorporated herein by reference as if set forth in full herein and shall apply to the terms and provisions of this Joinder and the parties hereto mutatis mutandis.

6.            Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date first written above.

ENVIVA, LLC

By:
Name:
Title:

[ASSUMING HOLDER]

By:
Name:
Title:

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Exhibit B

MIP Term Sheet

[Omitted]